Exhibit 10.1

AMENDED & RESTATED
MASTER REPURCHASE AGREEMENT

Dated as of November 1, 2017

among

KREF LENDING III LLC

AND

KREF LENDING III TRS LLC

as Sellers,

and

GOLDMAN SACHS BANK USA,

as Buyer

This AMENDED & RESTATED MASTER REPURCHASE AGREEMENT, dated as of November 1, 2017, is by and among KREF LENDING III LLC, a Delaware limited liability company (together with its successors and permitted assigns, “QRS Seller”), KREF LENDING III TRS LLC, a Delaware limited liability company (together with its successors and permitted assigns, “TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”) and GOLDMAN SACHS BANK USA, a New York chartered bank (together with its successors and permitted assigns, “Buyer”), and amends and restates that certain Master Repurchase Agreement dated as of September 30, 2016 by and among QRS Seller, TRS Seller and Buyer.

1.	APPLICABILITY

From time to time during the Swingline Availability Period, the parties hereto may enter into transactions in which Sellers agree to transfer to Buyer Swingline Purchased Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to the applicable Seller such Swingline Purchased Loans at a date certain, against the transfer of funds by such Seller.  Each such transaction shall be referred to herein as a “Swingline Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.  Further, From time to time during the Term Availability Period, the parties hereto may enter into transactions in which Sellers agree to transfer to Buyer Term Purchased Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to the applicable Seller such Term Purchased Loans at a date certain, against the transfer of funds by such Seller.  Each such transaction shall be referred to herein as a “Term Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.

2.	DEFINITIONS

“1934 Act” has the meaning specified in Section 24(a).

“A&R Closing Date” means the date hereof.

“Accelerated Repurchase Date” has the meaning specified in Section 14(b)(i).

“Acceptable Attorney” means Paul Hastings LLP, Arnold & Porter Kaye Scholer LLP, any law firm identified on the AmLaw Top 100, or any other attorney-at-law or law firm acceptable to Buyer in its sole discretion.

“Accepted Servicing Practices” has the meaning given thereto in the Servicing Agreement.

“ACM” has the meaning specified in Exhibit VI.

“Act of Insolvency” means with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or the seeking of such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 30 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due.

“Affiliate” means (a) when used with respect to QRS Seller, TRS Seller, Guarantor, Pledgor, REIT or Manager, any Subsidiary of KKR & Co. L.P. that is also a direct or indirect parent of QRS Seller or TRS Seller, and (b) when used with respect to any other specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agreement” means this Amended & Restated Master Repurchase Agreement, dated as of the A&R Closing Date, by and among QRS Seller, TRS Seller and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternative Rate” has the meaning specified in Section 3(g).

“Alternative Rate Transaction” means any Transaction with respect to which the Pricing Rate for is determined with reference to the Alternative Rate.

“Annual Reporting Package” means consolidated audited financial statements of REIT, prepared by a nationally recognized independent certified public accounting firm and presented fairly in accordance with GAAP and accompanied by an unqualified report of the nationally recognized independent certified public accounting firm that prepared them or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory and/or regulatory requirements, in either case accompanied by a compliance certificate, including, with respect to the REIT, a statement of operations and a statement of changes in cash flows for such annual period and statement of net assets as of the end of such annual period and evidencing financial covenant compliance (it being understood that such REIT financial statements shall include Guarantor’s, Pledgor’s, QRS Seller’s and TRS Seller’s financial information, as consolidated into REIT’s financial statements).

“Applicable Spread” has the meaning given thereto in the Fee Agreement.

“Appraisal” means a FIRREA compliant appraisal of the related Mortgaged Property (containing therein reliance language for the benefit of Buyer or for which the applicable Seller has obtained reliance for the benefit of Buyer) in form and substance reasonably satisfactory to Buyer, that is signed by an appraiser who is duly licensed and/or certified and authorized, as necessary and applicable, to provide appraisal services in the state where the Mortgaged Property is located and who, to the applicable Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Purchased Loan, and that contains representations from such appraiser (whether in such appraisal or in a supplemental letter) that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, that the appraisal is compliant with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and that the appraisal was performed in accordance with the requirements of FIRREA, as in effect on the date of such appraisal.

“Assignment Documents in Blank” means, for each Purchased Loan, the (i) allonge in blank, (ii) omnibus assignment in blank, (iii) Assignment of Mortgage in blank, and (iv) if the Assignment of Leases is not contained in the Mortgage and is a separate document, assignment of Assignment of Leases in blank.

“Assignment of Leases” means, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases, subject to the terms, covenants and provisions of this Agreement.

“Assignment of Mortgage” means, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage, subject to the terms, covenants and provisions of this Agreement.

“Attorney’s Bailee Letter” means a letter from an Acceptable Attorney, in form and substance reasonably acceptable to Buyer, wherein such Acceptable Attorney in possession of a Purchased Loan File (i) acknowledges receipt of such Purchased Loan File (other than the recordable documents delivered to the applicable title agent), (ii) confirms that such Acceptable Attorney is holding the same as bailee of Buyer under such letter and (iii) agrees that such Acceptable Attorney shall deliver such Purchased Loan File to the Custodian by not later than the third (3rd) Business Day following the Purchase Date for the related Purchased Loan.

“Authorized Representative” means the duly authorized representatives of Sellers listed on, and true signatures of such authorized representatives are set forth on, Exhibit II.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended, modified or replaced from time to time.

“Blocked Account Agreement” means that certain Deposit Account Control Agreement dated as of October 20, 2016 among Buyer, QRS Seller, TRS Seller and the Depository, relating to the Waterfall Account, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Business Day” means a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.  When used with respect to determining LIBOR, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in London, England are closed for interbank or foreign exchange transactions.

“Buyer” has the meaning specified in the first paragraph of this Agreement.

“Buyer LTV” means, as of any date of determination and for each Transaction, a ratio, expressed as a percentage, of (i) the then outstanding Purchase Price of such Transaction, to (ii) the value of the underlying Mortgaged Property related to such Transaction as determined by Buyer in its sole discretion (whether such value was determined prior to the Purchase Date of such Transaction or re-determined by Buyer in accordance with this Agreement).

“Buyer LTV Maximum” means, as of any date of determination and for each Transaction, the percentage set forth as the “Buyer LTV Maximum” in the Confirmation related to such Transaction, which shall be determined and redetermined in accordance with Section 3(b) and which, for each period set forth in the Confirmation for the Buyer LTV Maximum, shall equal (i) the Buyer LTV Target for that period, plus (ii) five (5) percentage points.

“Buyer LTV Target” means, as of any date of determination and for each Transaction, the percentage set forth as the “Buyer LTV Target” in the Confirmation related to such Transaction, which shall be determined and redetermined in accordance with Section 3(b) and which, for each period set forth in the Confirmation for the Buyer LTV Target, shall equal (i) the result, expressed as a percentage, of (A) the then outstanding principal amount of the related Purchased Loan, divided by (B) the then value of the underlying Mortgaged Property related to such Transaction as determined by Buyer in its sole discretion, multiplied by (ii) the Maximum Purchase Price Rate applicable to such period.

“CAM” has the meaning specified in Exhibit VI.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

“Certified Operating Histories” has the meaning specified in Exhibit VI.

“Change of Control” means any of the following events shall have occurred without the prior approval of Buyer:

(i)          the consummation of a merger or consolidation of REIT or Guarantor with or into another entity or any other reorganization if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock or other ownership interest in such entity outstanding immediately after such merger, consolidation or such other reorganization is not owned directly or indirectly by Persons who were stockholders or holders of such other ownership interests in REIT or Guarantor immediately prior to such merger, consolidation or other reorganization;

(ii)         any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the 1934 Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor or REIT entitled to vote generally in the election of directors, members or partners of forty-nine percent (49%) or more, other than Controlled Affiliates or to the extent such interests are obtained through a public market offering or secondary market trading;

(iii)        with respect to Pledgor, Guarantor shall (i) cease to own and Control, of record and beneficially, directly or indirectly one hundred percent (100%) of the outstanding Capital Stock of Pledgor;

(iv)       with respect to Sellers, Pledgor shall cease to own, of record and beneficially, directly, one hundred percent (100%) of the outstanding Capital Stock of Sellers and to Control Sellers;

(v)        with respect to Guarantor, a transfer of all or substantially all of Guarantor’s assets; or

(vi)       with respect to Manager, (i) Manager ceases to be a Controlled Affiliate, (ii) the sale, merger, consolidation or reorganization of Manager with or into any entity that is not a Controlled Affiliate as of the A&R Closing Date, or (iii) the Management Agreement is terminated; provided, for the avoidance of doubt, that the transfer of Manager’s rights and obligations under the Management Agreement to a replacement manager that is another Controlled Affiliate shall not be considered a Change of Control.

“Clean-Up Period” means either (i) if, in conjunction with the exercise of the Term Amortization Period Option, the Sellers have elected to permanently reduce the Maximum Purchase Price in accordance with Section 3(r) and the definition of Maximum Purchase Price Rate, the period between the one (1) year anniversary of the Term Availability Period End Date and the Term Maturity Date, or (ii) if, in conjunction with the exercise of the Term Amortization Period Option, the Sellers have not elected to permanently reduce the Maximum Purchase Price in accordance with Section 3(r) and the definition of Maximum Purchase Price Rate, the period between the Term Availability Period End Date and the Term Maturity Date.

“Clean-Up Repurchase Notice” has the meaning specified in Section 3(s).

“Code” means The Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.

“Collateral” has the meaning specified in Section 6.

“Concentration Limit Amount” means the sum of each of the following, calculated without duplication by Buyer in its sole discretion:

(i)          the positive result, if any, of (A) the aggregate Purchase Prices of all Transactions collateralized by real estate categorized as any one Eligible Property Type (other than “hotel property” and “retail”), minus (B) an amount equal to 60% of the sum of (1) the Swingline Facility Amount, plus (2) the Term Facility Amount; plus

(ii)         the positive result, if any, of (A) the aggregate Purchase Prices of all Transactions collateralized by real estate categorized as “hotel property”, minus (B) an amount equal to 35% of the sum of (1) the Swingline Facility Amount, plus (2) the Term Facility Amount; plus

(iii)        the positive result, if any, of (A) the aggregate Purchase Prices of all Transactions collateralized by real estate categorized as “retail”, minus (B) an amount equal to 35% of the sum of (1) the Swingline Facility Amount, plus (2) the Term Facility Amount.

“Concentration Limit Event” means, at any time, the Concentration Limit Amount exceeds (0) zero.

“Concentration Limit Payment Notice” has the meaning specified in Section 3(o).

“Confidential Information” means all information disclosed to one party to this Agreement by the other party to this Agreement in written, verbal, graphic, recorded, photographic, or any other form about such Disclosing Party and its business (including, without limitation, business partners and suppliers, financial statements, intellectual property rights, products, research and development, costing, licensing and pricing), disclosed in writing, verbally or visually and designated as confidential at the time of disclosure or of a nature that a reasonable person would consider the information confidential; provided that “Confidential Information” shall not include information disclosed by a Disclosing Party: (a) that is already known by the Recipient thereof without an obligation of confidentiality, (b) that is publicly known or becomes publicly known through no unauthorized act of the Recipient thereof, (c) that is rightfully received from a third party without any obligation of confidentiality, (d) that is independently developed by the Recipient thereof without use of the information disclosed by the Disclosing Party, or (e) that is approved by the Disclosing Party for disclosure.

“Confirmation” has the meaning specified in Section 3(b), and includes any “Confirmation” entered into in replacement of a Confirmation.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Affiliate” means any entity that is majority-owned and Controlled by KKR & Co. L.P.

“Controlling Owner” has the meaning specified in Exhibit VI.

“Credit Event” means, with respect to any Purchased Loan, the occurrence of any of the following events: (i) an Act of Insolvency with respect to the Mortgagor, sponsor(s) or other obligor with respect to such Purchased Loan or any failure of the Mortgagor, sponsor(s) or obligor with respect to such Purchased Loan to meet any minimum financial standards set forth in the related Purchased Loan Documents, (ii) an event, or existence of any circumstance, relating to the Mortgaged Property collateralizing such Purchased Loan that has had or could reasonably be expected to have a material change on the value, operations, or cash-flows of such Mortgaged Property or interests therein as determined by Buyer in its sole discretion, or (iii) any material changes relative to the performance or condition of the commercial real estate market for the same asset-type in the relevant jurisdiction relating to the Mortgaged Property collateralizing such Purchased Loan that adversely impacts the value of such Purchased Loan as determined by Buyer in its sole good faith discretion. The occurrence of a monetary or material non-monetary default beyond all applicable notice, grace and cure periods by the

Mortgagor, sponsor(s) or obligor with respect to such Purchased Loan shall be considered a Credit Event.

“Custodial Agreement” means the Custodial Agreement, dated as of the Original Closing Date, by and among the Custodian, QRS Seller, TRS Seller and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodial Delivery” means the form executed by the applicable Seller in order to deliver the Purchased Loan Schedule and the Purchased Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7(b), in the form of Exhibit III.

“Custodian” means Wells Fargo Bank, National Association, or any successor Custodian appointed by Buyer with the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed).

“Default” means any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Defaulted Loan Repurchase Notice” has the meaning specified in Section 3(m).

“Depository” means Wells Fargo Bank, National Association, or any successor Depository appointed by Seller with the prior written consent of Buyer.

“Disclosing Party” has the meaning specified in Section 32.

“Due Diligence Package” means (i) the Loan Asset Summary Report, (ii) the items on the Eligible Loan Due Diligence Checklist, in each case to the extent applicable, and (iii) such other documents, certifications or information as Buyer or its counsel shall reasonably deem necessary.

“Early Repurchase Date” has the meaning specified in Section 3(d).

“Eligible Loan Due Diligence Checklist” means the due diligence materials set forth in Exhibit IV.

“Eligible Loans” means senior performing floating rate mortgage loans secured by commercial real estate (“Whole Loans”) and other related debt products, each of which have been approved by Buyer in its sole discretion as a Purchased Loan, and, unless waived by Buyer in writing, shall:

(i)          be collateralized by a Mortgage on commercial real estate that is an Eligible Property Type;

(ii)         conform to the applicable Seller’s underwriting guidelines, which shall have been approved by Buyer in Buyer’s sole discretion and which shall not have been amended without Buyer’s consent, which consent may be provided or withheld in Buyer’s sole discretion;

(iii)        have an Origination Date LTV of not more than 75% (or, with the agreement of Buyer in its sole discretion, 80%) based on the Appraisal obtained in connection with origination;

(iv)        not, if purchased hereunder and consequently categorized as a Purchased Loan, result in a Concentration Limit Event;

(v)        not be related to any mezzanine loan unless Buyer shall have determined, in Buyer’s sole discretion, that the mezzanine loan and the related intercreditor agreement is in acceptable form;

(vi)       not, as of the Purchase Date therefor, have a Purchase Price (a) greater than an amount equal to 35% of the sum of (A) the Swingline Facility Amount, plus (B) the Term Facility Amount, nor (b) less than $10,000,000.

“Eligible Property Type” means (i) office property, (ii) retail property , (iii) industrial property, (iv) hotel property or (v) multifamily property (or mixed-use of any of the foregoing property types) located in the United States, and in all cases, expressly excludes any property under ground-up construction or any property that is vacant land, whether or not such ground-up construction property or vacant land may relate to or could otherwise be catergorized as any of the property types set forth in clauses (i) through (v) of this definition.

“Environmental Law” means, any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Conditions” has the meaning specified in Exhibit VI.

“Environmental Insurance Policy” has the meaning specified in Exhibit VI.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect on the A&R Closing Date and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with QRS Seller, TRS Seller, Guarantor or Pledgor, or is treated as a single employer together with QRS Seller, TRS Seller Guarantor or Pledgor under Section 414 of the Code or Title IV of ERISA.

“ESA” has the meaning specified in Exhibit VI.

“Event of Default” has the meaning specified in Section 14(a).

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to payment to Buyer or required to be withheld or deducted from such payment,  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, Taxes imposed on or measured by net worth (however denominated) and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Transactions pursuant to a law in effect on the date on which such Party (i) acquires such interest in the Transactions, (ii) changes its principal office or the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 31, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 31, (d) Taxes attributable to Buyer’s failure to comply with its obligations under Section 23(i), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” has the meaning given thereto in the Fee Agreement.

“Extension Fee” has the meaning given thereto in the Fee Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the A&R Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Buyer from three federal funds brokers of recognized standing selected by it; provided, that such selected brokers shall be the same brokers selected for all of Buyer’s other commercial real estate mortgage loan repurchase facilities to which the Federal Funds Rate is to be applied, to the extent such brokers are available.

“Fee Agreement” means that certain Amended & Restated Fee Letter, dated as of the A&R Closing Date, among QRS Seller, TRS Seller and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Filings” has the meaning specified in Section 6.

“FIRREA” means the Financial Institutions, Reform, Recovery and Enforcement Act of 1989.

“Future Funding Date” has the meaning specified in Section 3(c).

“Future Funding Draw Fee” has the meaning given thereto in the Fee Agreement.

“Future Funding Loan” means any Purchased Loan with respect to which less than the full principal amount is funded at origination and the applicable Seller is obligated, subject to the satisfaction of certain conditions precedent under the related Purchased Loan Documents, to make additional advances to the Mortgagor.  For the avoidance of doubt, Buyer shall be under no obligation to make any additional advances under a Future Funding Loan.

“Future Funding Purchase Price” has the meaning specified in Section 3(c).

“Future Funding Request” means a request in the form of Exhibit IX, from the applicable Seller to Buyer pursuant to which the applicable Seller requests that Buyer advance additional Future Funding Purchase Price in respect of an existing Transaction in accordance with Section 3(c).

“GAAP” means United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Lease” has the meaning specified in Exhibit VI.

“Guarantor” means KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership.

“Guaranty” means the Guaranty, dated as of the Original Closing Date, from Guarantor in favor of Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Income” means, with respect to any Purchased Loan at any time, the sum of (x) any payment or prepayment of principal received thereon and all interest, dividends or other income received thereon but excluding all related escrow and reserve payments and all expense reimbursement payments and (y) all net sale proceeds received by Sellers in connection with a sale of such Purchased Loan to a Person other than Buyer.

“Indebtedness” means, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; contingent or future funding obligations under any Purchased Loan or any obligations senior to, or pari passu with, any Purchased Loan; (e) Capital Lease Obligations of such Person; and (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed by such Person to the extent of such guarantee; and (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person.  Notwithstanding the foregoing, nonrecourse indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered “Indebtedness” for any Person.

“Indemnified Amounts” and “Indemnified Parties” have the meanings specified in Section 27.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Sellers under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager” means a duly appointed individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust National Association, Wilmington Trust SP Services, Inc., or, if none of those companies is then providing professional Independent Manager, another nationally-recognized company reasonably approved by Buyer (each of the foregoing, a “Professional Service Company”), in each case that is not an Affiliate of Sellers and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (b) a creditor, supplier (other than a Professional Service Company), employee, officer, director, family member, manager (other than in its capacity as Independent Manager) or contractor of such entity or any of its Affiliates, or (c) a Person who controls (directly, indirectly or otherwise) such entity or any of its Affiliates or any creditor, supplier, employee, officer, director, family member, manager or contractor of such Person or any of its Affiliates.  A natural person who otherwise satisfies the foregoing definition and satisfies clause (a) by reason of being the Independent Manager of a “special purpose entity” affiliated with the relevant entity shall be qualified to serve as an Independent Manager of the relevant entity, provided that the fees that such individual earns from serving as an Independent Manager of affiliates of the relevant entity in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.  For purposes of this definition, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in Section 13.

“Insurance Rating Requirements” has the meaning specified in Exhibit VI.

“LBP” has the meaning specified in Exhibit VI.

“LIBO Rate” means a rate per annum determined by Buyer or its agent on each Pricing Rate Determination Date in accordance with the following formula:

LIBOR
1 – Reserve Requirement

“LIBOR” means, with respect to each Pricing Rate Period, the greater of (a) 1.00%, and (b) the one month rate (expressed as a percentage per annum) for deposits in U.S. dollars that appears on “Page BBAM” of the Bloomberg Financial Markets Services Screen (or the successor thereto) as of 11:00 a.m., London time; provided that if such rate does not appear on “Page BBAM” of the Bloomberg Financial Markets Services Screen (or the successor thereto) as of 11:00 a.m., London time, on the related Pricing Rate Determination Date, Buyer shall request the principal London office of any four major reference banks in the London interbank market selected by Buyer to provide such bank’s offered monthly rate (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars as of 11:00 a.m., London time, on such Pricing Rate Determination Date for amounts of not less than the Repurchase Price of the applicable Transaction, and if at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations, and if fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such bank’s offered monthly rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Determination Date for amounts of not less than the Repurchase Price of such Transaction, and if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.  LIBOR shall be determined by Buyer or its agent, which determination shall be conclusive absent manifest error (it being understood and agreed that Buyer shall not be required to disclose to any Person any information regarding any reference bank or any rate provided by such reference bank in accordance with this definition, including, without limitation, whether a reference bank has provided a rate or the rate provided by any individual reference bank).

“Lien” means any mortgage, lien, encumbrance, charge or other security interest, whether arising under contract, by operation of law, judicial process or otherwise.

“Loan Asset Summary Report” means, with respect to each Eligible Loan, a report containing the fields of information set forth in Exhibit VII.

“Major Sponsors” has the meaning specified in Exhibit VI.

“Make Whole Draw Fee” has the meaning given thereto in the Fee Agreement.

“Manager” means KKR REAL ESTATE FINANCE MANAGER LLC, a Delaware limited liability company.

“Margin Deficit” has the meaning specified in Section 4(a).

“Margin Deficit Amount” has the meaning specified in Section 4(a).

“Margin Deficit Notice” has the meaning specified in Section 4(a).

“Margin Excess” has the meaning specified in Section 4(b).

“Margin Excess Amount” has the meaning specified in Section 4(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise) or results of operations (or prospects) of QRS Seller, TRS Seller, Guarantor or Pledgor, (b) the ability of QRS Seller, TRS Seller, Guarantor or Pledgor to pay and perform its obligations under any of the Transaction Documents, (c) the legality, validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, or (e) the perfection or priority of any Lien granted under any Purchased Loan Document.

“Material Default” means, with respect to any Purchased Loan, the occurrence and continuance of any of the following defaults under the terms of the related Purchased Loan Documents, regardless of whether Sellers shall have delivered notice to the related Mortgagor, sponsor(s) or obligor of such default, but taking into account any cure or grace periods allowed to the applicable Mortgagor, sponsor(s) or obligor in the Purchased Loan Documents:  (a) payment default; (b) breach of a material representation or a material covenant of which either Seller has knowledge; (c) breach of any material provisions of a related guaranty delivered by a guarantor of the obligations of the related Mortgagor of which either Seller has knowledge; or (d) an Act of Insolvency with respect to the related Mortgagor, sponsor(s) or obligor.

“Material Modification” means any amendment, waiver or other modification to the terms of any Purchased Loan Documents, or any other action taken pursuant to or with respect to the Purchased Loan or a Purchased Loan Document, which, in each case, would have the effect of:

(i)          any forbearance, extension (other than the maturity date, for which the provisions of clause (ii)(B) below shall apply), decrease or modification to the principal of, or interest on, the obligations evidenced by the related Purchased Loan Documents (other than increases in principal of the obligations evidenced by the related Purchased Loan Documents resulting from future funding amounts advanced by the applicable Seller to Mortgagor);

(ii)         with respect to such Purchased Loan: (A) any modification, consent to a modification, or waiver of any monetary term, including postponing or extending any scheduled date (other than the maturity date, for which the provisions of clause (ii)(B) below shall apply) fixed for any payment of principal of, or interest on, the obligations evidenced by the Purchased Loan Documents; or (B) extending the maturity date thereunder (other than any extension of the maturity date thereunder in accordance with the terms, and satisfying the conditions, of such Purchased Loan Documents);

(iii)        releasing any portion of the collateral securing the obligations evidenced by the related Purchased Loan Documents or acceptance of substitute or additional collateral (other than any release permitted by the terms of the underlying Purchased Loan Document and for which there is no material lender discretion and the relevant conditions thereto have been satisfied), as applicable;

(iv)       releasing any obligor thereunder (other than any release required by the terms of the underlying Purchased Loan Document or described in the parenthetical to clause (iii) above);

(v)        waiving a Material Default under the Purchased Loan Documents;

(vi)       waiving, modifying, reducing or delaying the payment of any material fees, charges, premiums, penalties or other similar payments of any kind or nature whatsoever to be received by the applicable Seller with respect to the Purchased Loan, including, without limitation, any prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, default interest, late charges, late fees and yield maintenance charges payable by the Mortgagor with respect to such Purchased Loan;

(vii)      waiving, modifying, reducing or delaying any condition to the extension of the maturity date of the Purchased Loan in accordance with the Purchased Loan Documents;

(viii)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of an Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Loan Documents;

(ix)        any acceptance of an assumption agreement releasing a Mortgagor from all or a portion of liability under a Purchased Loan other than pursuant to the specific terms of the Purchased Loan Documents for such Purchased Loan and for which there is no material lender discretion; or

(x)         with respect to any Purchased Loan for which the applicable Seller has received a pledge of the membership interests in the Mortgagor as additional collateral for such mortgage loan: (A) exercising any voting, consensual and other powers of ownership pertaining to any membership interests of the Mortgagor as if the applicable Seller were the owner thereof; or (B) selling, assigning or otherwise disposing of all or any part of the membership interests of the Mortgagor pursuant to the terms and conditions of the pledge and security agreement constituting a Purchased Loan Document.

“Maximum Purchase Price Rate” has the meaning given thereto in the Fee Agreement.

“Monthly Reporting Package” means a monthly reporting package that includes (a) any and all financial statements, rent rolls or other material information received from each Mortgagor and other obligors related to each Purchased Loan, (b) a remittance report containing servicing information, including, without limitation, the amount of each periodic payment due, the amount of each periodic payment received, the date of receipt, the date due, and whether, to either Seller’s actual knowledge, there has been any material adverse change to the Mortgaged Property, on a loan by loan basis and in the aggregate, with respect to the Purchased Loan serviced by any Servicer (such remittance report, a “Servicing Tape”), or to the extent any Servicer does not provide any such Servicing Tape, a remittance report containing the servicing information that would otherwise be set forth in the Servicing Tape, (c) a listing of all Purchased Loans reflecting (i) the payment status of each Purchased Loan and any material changes in the financial or other condition of the related Mortgagor, Purchased Loan or the Mortgaged Property collateralizing such Purchased Loan, including, without limitation, any new or ongoing litigation, and (ii) to either Seller’s actual knowledge, any representation and/or warranty breaches under the underlying loan documentation related to any Purchased Loan, (d) a listing of any existing defaults, or events that potentially may become defaults, under the Purchased Loan Documents related to each Purchased Loan, (e) all other information as Buyer, from time to time, may reasonably request with respect to the applicable Seller or any Mortgagor, Purchased Loan or Mortgaged Property collateralizing any Purchased Loan; provided that any item that is required to be delivered pursuant to this clause (e), is equally able to be required to be delivered to the applicable Seller at the request of such Seller or otherwise pursuant to the Purchased Loan Documents related to such Purchased Loan, as applicable, and (f) to the extent that there exists a mezzanine loan related to a Purchased Loan, all notices and other reporting items received by the applicable Seller or its Affiliates in connection with such mezzanine loan, a listing of any existing “events of default” (however defined), defaults, or events that potentially may become defaults, under the related mezzanine loan documentation, and a listing of any existing “events of default” (however defined), defaults, or events that potentially may become defaults under any intercreditor documentation relating to such mezzanine loan and the applicable Purchased Loan.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or a first priority ownership interest in real property and the improvements thereon, securing a Mortgage Note or similar evidence of indebtedness.

“Mortgage Note” means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage in connection with a Purchased Loan.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagee” means the record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor” means the obligor on a Mortgage Note and the grantor of the related Mortgage.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by QRS Seller, TRS Seller, Guarantor, Pledgor or any ERISA Affiliate, or to which any of them otherwise has any obligation, and which is covered by Title IV of ERISA.

“OFAC List” means the Specially Designated Nationals list maintained by the U.S. Department of Treasury, Office of Foreign Assets Control (OFAC).

“OFAC Regulations” has the meaning specified in Exhibit VI.

“Original Closing Date” means September 30, 2016.

“Origination Date LTV” means, with respect to any Eligible Loan offered by a Seller to be purchased by Buyer pursuant to Section 3(a), the ratio, expressed as a percentage, of (i) the principal amount of such Eligible Loan at the time of origination, to (ii) the value of the Mortgaged Property or Mortgaged Properties collateralizing such Eligible Loan, determined with reference to the Appraisal(s) obtained in respect of such Mortgaged Property or Mortgaged Properties at the time of origination.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising as a result of Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or enforced any Transaction Document or sold or assigned an interest in any Transaction or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under any Transaction Document; provided, however, that Other Taxes shall not include Taxes that are Other Connection Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Documents.

“Payment Extended Amount” means, in connection with any Payment Extension Certificate delivered, the unpaid portion of the payment obligation in respect of which the Payment Extension Certificate was delivered.

“Payment Extension Certificate” means the applicable Seller’s written certification to Buyer delivered pursuant to Section 3(e), Section 3(s) or Section 4(a), duly executed by an authorized officer of such Seller, certifying to Buyer that (A) it does not have sufficient available funds on hand to pay the full amount of the payment obligation in respect of which the Payment Extension Certificate is being delivered, and (B) as of the date of such Payment Extension Certificate, it has duly delivered a funding notice under its liquidity facility for an amount sufficient to pay the remaining amount owing of the payment obligation in respect of which the Payment Extension Certificate is being delivered.

“Permitted Encumbrances” has the meaning specified in Exhibit VI.

“Person” means an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

“Plan” means an employee benefit or other plan established or maintained by QRS Seller, TRS Seller, Guarantor, Pledgor or any ERISA Affiliate during the five year period ended prior to the A&R Closing Date or to which QRS Seller, TRS Seller, Guarantor, Pledgor or any ERISA Affiliate makes, is obligated to make or has been required to make contributions or to which any of them otherwise has any obligation and that is covered by Title IV of ERISA other than a Multiemployer Plan.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Original Closing Date, by and between Pledgor and Buyer, as such agreement may be modified or supplemented from time to time.

“Pledged Collateral” has the meaning given thereto in the Pledge Agreement.

“Pledgor” means KREF HOLDINGS III LLC, a Delaware limited liability company.

“PML” has the meaning specified in Exhibit VI.

“Policy Issuer” has the meaning specified in Exhibit VI.

“Price Differential” means, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the outstanding Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid to Buyer with respect to such Transaction).

“Pricing Rate” means, with respect to any Transaction as of any date of determination, an annual rate equal to the LIBO Rate applicable to such date, plus the Applicable Spread for such Transaction. The Pricing Rate shall be subject to adjustment and/or conversion as provided in Section 3(g) and Section 3(h).

“Pricing Rate Determination Date” shall mean, with respect to any Pricing Rate Period applicable to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, with respect to any Transaction, Waterfall Date or Repurchase Date (a) in the case of the first Pricing Rate Period for such Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Waterfall Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Waterfall Date and ending on and excluding the following Waterfall Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset (or such later date on which the Purchased Asset is actually repurchased).

“Principal Payment” means, with respect to any Purchased Loan, (i) any payment or prepayment of principal (whether scheduled or unscheduled), including sale proceeds, (ii) any insurance proceeds and/or condemnation proceeds to be applied to principal pursuant to the terms of the Purchased Loan Documents, and (iii) recoveries of principal from liquidation or foreclosure that are permitted by the terms of the Purchased Loan Documents to be applied to principal and, in each case, that are actually received by the Depository in respect thereof.

“Prohibited Person” means any (1) person or entity who is on the OFAC List; a “designated national”, “specially designated national”, “specially designated terrorist”, “specially designated global terrorist”, “foreign terrorist organization”, or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (2) person acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, including, but not limited to, the “Government of Sudan”, the “Government of Iran”, and the “Government of Cuba”, and any person or organization determined by the Director of the Office of Foreign Assets Control to be included within 31 C.F.R. Section 575.306 (definition of “Government of Iraq”), (3) person or entity who is listed in the Annex to or is otherwise within the scope of Executive Order 13224 ‑ Blocking Property and Prohibiting Transactions with Person who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, or (4) person or entity subject to additional restrictions imposed by the following statutes or Regulations and Executive Orders issued thereunder:  the Trading with the Enemy Act, 50 U.S.C. app.  §§ 1 et seq., the Iraq Sanctions Act, Pub. L. 101‑513, Title V, §§ 586 to 586J, 104 Stat. 2047, the National Emergencies Act, 50 U.S.C. §§ 1601 et seq., the Anti‑Terrorism and Effective Death Penalty Act of 1996, Pub. L. 104‑132, 110 Stat. 1214‑1319, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the United Nations Participation Act, 22 U.S.C. § 287c, the International Security and Development Cooperation Act, 22 U.S.C. § 2349aa‑9, the Nuclear Proliferation Prevention Act of 1994, Pub. L. 103‑236, 108 Stat. 507, the Foreign Narcotics Kingpin Designation Act, 21 U.S.C. §§ 1901 et seq., the Iran and Libya Sanctions Act of 1996, Pub. L. 104‑172, 110 Stat. 1541, the Cuban Democracy Act, 22 U.S.C. §§ 6001 et seq., the Cuban Liberty and Democratic Solidarity Act, 22 U.S.C. §§ 6201‑91, the Foreign Operations, Export Financing and Related Programs Appropriations Act, 1997, Pub. L. 104‑208, 110 Stat. 3009‑172, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107‑56, 115 Stat. 272, or any other law of similar import as to any non‑U.S. country, as each such Act or law has been or may be amended, adjusted, modified, or reviewed from time to time.

“Prohibited Transferee” has the meaning given thereto in the Fee Agreement.

“Purchase Date” means any date on which a Purchased Loan is transferred by a Seller to Buyer pursuant to Section 3(a).

“Purchase Date Draw Fee” has the meaning given thereto in the Fee Agreement.

“Purchase Price” means, with respect to any Purchased Loan, (a) as of any Purchase Date for such Purchased Loan, an amount (expressed in dollars) equal to the product obtained by multiplying (i) the outstanding principal balance of such Purchased Loan, by (ii) the Purchase Price Rate and (b) thereafter, the amount referred to in clause (a), minus amounts paid and applied to reduce the Purchase Price pursuant to this Agreement (including, without limitation, on account of any Purchase Price Amortization Amount and any Margin Deficit), plus amounts advanced by Buyer on account of additional Purchase Price pursuant to this Agreement (including, without limitation, on account of any Future Funding Purchase Price and any Margin Excess).

“Purchase Price Amortization Amount” has the meaning specified in Section 3(n).

“Purchase Price Rate” has the meaning given thereto in the Fee Agreement.

“Purchased Loan Documents” means, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan.

“Purchased Loan File” means, with respect to a Purchased Loan, the documents specified as the “Purchased Loan File” in Section 7(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

“Purchased Loan Schedule” means a schedule of Purchased Loans attached to each Trust Receipt and Custodial Delivery, which may but is not required to, contain information substantially similar to the Loan Asset Summary Report.

“Purchased Loans” means (i) with respect to any Transaction, the Eligible Loan sold by the applicable Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Loans sold by Sellers to Buyer. For the avoidance of doubt, an Eligible Loan that is repurchased by the applicable Seller in accordance with this Agreement shall cease to be a Purchased Loan.

“QRS Seller” has the meaning specified in the first paragraph of this Agreement.

“Qualified Transferee” has the meaning given thereto in the Fee Agreement.

“Quarterly Reporting Package” means a quarterly reporting package that includes consolidated unaudited financial statements of REIT, presented fairly in accordance with GAAP or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory or regulatory requirements, in either case accompanied by a compliance certificate, including, with respect to the REIT, a statement of operations and a statement of changes in cash flows for such quarter and statement of net assets as of the end of such quarter and evidencing financial covenant compliance, and certified as being true and correct by the CFO, CEO or Treasurer of REIT (it being understood that such REIT financial statements shall include QRS Seller’s, TRS Seller’s, Guarantor’s and Pledgor’s financial information, as consolidated into REIT’s financial statements).

“Reallocation” has the meaning specified in Section 4(a).

“Recipient” has the meaning specified in Section 32.

“REIT” means KKR REAL ESTATE FINANCE TRUST INC., a Maryland Corporation (together with its successors and permitted assigns).

“Remainder Interest” means, with respect to a Purchased Loan and its related Transaction that is the subject of a Remainder Interest Transfer Notice, all right, title, interest and obligations that QRS Seller has under, in respect of and in connection with such Purchased Loan pursuant to the Transaction Documents and Purchased Loan Documents, including, without limitation, (i) all obligations to pay any amounts, including future advances of principal, under the Purchased Loan Documents, (ii) all obligations to repurchase such Purchased Loan under the Transaction Documents and to pay the Repurchase Price for such Purchased Loan on the Repurchase Date, (iii) all rights to declare the occurrence of an Early Repurchase Date and to repurchase such Purchased Loan under the Transaction Documents on such Early Repurchase Date pursuant to Section 3(d), (iv) all rights to receive income in respect of such Purchased Loan under Section 5, (v) all obligations to pay (A) Margin Deficit Amounts in respect of such Purchased Loan pursuant to Section 4, (B) Price Differential in respect of such Purchased Loan pursuant to Section 5, (C) Purchase Price Amortization Amount in respect of such Purchased Loan pursuant to Section 3(n), (D) Concentration Limit Amount in respect of such Purchased Loan pursuant to Section 3(o), (E) Exit Fees in respect of such Purchased Loan in accordance with the Fee Agreement and (F) all other amounts owing in respect of or in connection with such Purchased Loan, (vi) all rights to request Margin Excess with respect to such Purchased Loan pursuant to Section 4(b) and to request an advance of Future Funding Purchase Price with respect to such Purchased Loan pursuant to Section 3(c), and (vii) all (A) rights to payment, repayment, indemnification, reimbursement and defense accruing to the holder of a Purchased Loan pursuant to the Purchased Loan Documents, (B) security interests, including interests and rights of application with respect to any reserves held pursuant to the Purchased Loan Documents and (C) obligations accruing to the holder of a Purchased Loan (including but not limited to all obligations related to the return of reserve funds) accruing under the Purchased Loan Documents.

“Remainder Interest Transfer Date” means, with respect to any transfer of Remainder Interests in a Purchased Loan, the date on which such Remainder Interests are transferred from QRS Seller to TRS Seller in accordance with Section 3(q).

“Remainder Interest Transfer Notice” means a notice in the form of Exhibit X, from Sellers to Buyer pursuant to which Sellers notify Buyer of their intention to transfer from QRS Seller to TRS Seller all Remainder Interests in a Purchased Loan and its related Transaction on the intended Remainder Interest Transfer Date in accordance with, and subject to the conditions precedent set forth in, Section 3(q).

“REMIC” means a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” has the meaning specified in Exhibit VI.

“Repurchase Date” means, for any Transaction, the earliest of: (i) solely for Swingline Transactions, the date that is 36 months after the Purchase Date for such Purchased Loan, (ii) the “Repurchase Date” set forth in the Confirmation related to such Purchased Loan, (iii) if Buyer has delivered a Defaulted Loan Repurchase Notice related to such Transaction in accordance with Section 3(m), the Business Day set forth in such Defaulted Loan Repurchase Notice, (iv) the date on which a Purchased Loan ceases to be an Eligible Loan, (v) the date on which the applicable Seller fails to pay any

(A) Extension Fee when due and payable, (B) any Purchase Price Amortization Amount when due and payable, (C) the Make Whole Draw Fee when due and payable, (D) the Delayed Facility Fee when due and payable, or (E) any Exit Fee when due and payable, (vi) upon Buyer’s demand for repayment during the continuance of an Event of Default, (vii) upon any failure by the applicable Seller to advance any additional loan proceeds to the Mortgagor when required to do so pursuant to the Purchased Loan Documents, (viii) to the extent that such Purchased Loan has a related mezzanine loan, the date on which any default beyond applicable notice, grace and cure periods occurs under the documentation related to such mezzanine loan or the related intercreditor agreement, (ix) the date that such Purchased Loan is repurchased by the applicable Seller at the Repurchase Price in accordance with Section 3(d), (x) solely for Swingline Transactions, the Business Day on which the Maximum Purchase Price Rate for such Transaction reduces to zero (0) in accordance with the definition thereof and the Confirmation evidencing such Swingline Transaction, (xi) the Business Day that the “Repurchase Date” is declared to have occurred with respect to such Transaction pursuant to Section 3(p), (xii) the Business Day that the “Repurchase Date” is declared to have occurred with respect to such Transaction pursuant to Section 7(b), (xiii) solely with respect to Term Transactions, the Business Day that the “Repurchase Date” is declared to have occurred with respect to all then outstanding Term Transactions pursuant to Section 3(s), (xiv) solely for Swingline Transactions, the Swingline Maturity Date, or (xv) solely for Term Transactions, the Term Maturity Date.

“Repurchase Obligations” means all obligations of Sellers to pay the Repurchase Price for each Transaction on the Repurchase Date for each such Transaction and all other obligations and liabilities of Sellers to Buyer arising under or in connection with the Transaction Documents, whether now existing or hereafter arising.

“Repurchase Price” means, with respect to any Purchased Loan as of any date, the price at which such Purchased Loan is to be transferred from Buyer to the applicable Seller upon termination of the related Transaction; such price will be determined in each case as the sum of (a) the outstanding Purchase Price of such Purchased Loan, (b) the accrued and unpaid Price Differential with respect to such Purchased Loan, (c) the amount of any Exit Fee that may be payable with respect to such Purchased Loan pursuant to the Fee Agreement, (d) the amount of any Term Amortization Period Fee that may be payable with respect to such Purchased Loan pursuant to the Fee Agreement, and (e) all other amounts due and payable as of such date by Sellers to Buyer under this Agreement or any Transaction Document (including, but not limited to, accrued and unpaid fees, expenses and indemnity amounts).

“Requirement of Law” means any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“Reserve Requirement” means, as of any date of determination, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such date (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.

“RG” has the meaning specified in Exhibit VI.

“Safe Harbor Event” has the meaning specified in Section 3(l).

“Safe Harbor Notice” has the meaning specified in Section 3(l).

“SEC” has the meaning specified in Section 24(a).

“SEL” has the meaning specified in Exhibit VI.

“Seller” and “Sellers” have the meaning specified in the first paragraph of this Agreement.

“Servicer” means, as of the A&R Closing Date, SITUS ASSET MANAGEMENT LLC and thereafter any other third party servicer selected by Sellers and approved by Buyer in its sole discretion, including WELLS FARGO BANK, NATIONAL ASSOCIATION.

“Servicing Account” means, with respect to each Servicer, the account established at such Servicer pursuant to the related Servicing Agreement.

“Servicing Agreement” means, as of the A&R Closing Date, that certain Servicing Agreement between QRS Seller, TRS Seller, Buyer and Situs Asset Management LLC, dated as of the Original Closing Date, and thereafter, any other servicing agreement entered into by QRS Seller, TRS Seller, Buyer and any Servicer for the servicing of Purchased Loans, together with any additional servicing documentation or letters entered into in connection therewith, in each case, as each such agreement or letter agreement may be amended, restated, supplemented or otherwise modified from time to time with the consent of Buyer.

“Servicing Records” has the meaning specified in Section 29(b).

“Servicing Rights” means, with respect to any Purchased Loan, the applicable Seller’s right, title and interest in and to any and all of the following:  (a) any and all rights to service the related Purchased Loan; (b) any payments to or monies received by such Seller or any other Person for servicing such Purchased Loan; (c) any late fees, penalties or similar payments with respect to such Purchased Loan; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of such Seller or any other Person thereunder; (e) escrow payments or other similar payments with respect to such Purchased Loan and any amounts actually collected by such Seller or any other Person with respect thereto; (f) the right, if any, to appoint a special servicer or liquidator of such Purchased Loan; and (g) all accounts and other rights to payment related to the servicing of such Purchased Loan.

“Single-Purpose Entity” has the meaning specified in Exhibit VI.

“SIPA” has the meaning specified in Section 24(a).

“Solvent” means with respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time:  (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such

Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Sponsor Diligence” has the meaning specified in Exhibit VI.

“Standard Qualifications” has the meaning specified in Exhibit VI.

“Substitute Rate” means shall mean any published index now or hereafter generally adopted by Buyer as a replacement for the LIBO Rate for variable rate loans or repurchase facilities, as determined by Buyer in its sole discretion and applied to other similarly situated sellers under similar repurchase facilities with Buyer; provided that in no event shall such Substitute Rate at any time be less than 0.00% percent.

“Substitute Rate Applicable Spread” shall mean, if the Pricing Rate has converted to the Substitute Rate pursuant to Section 3(g) of this Agreement, an amount equal to the difference (expressed as a number of basis points) between (a) the LIBO Rate plus the Applicable Spread on the date the LIBO Rate was last applicable to the outstanding Transactions prior to such conversion, and (b) the Substitute Rate on the date that the LIBO Rate was last applicable to the outstanding Transactions prior to such conversion; provided, that in no event shall such difference be a negative number.

“Survey” means a certified ALTA/ACSM (or applicable state standards for the state in which the Mortgaged Property is located) survey of a Mortgaged Property prepared by a registered independent surveyor or engineer and in form and content satisfactory to Buyer in its commercially reasonable discretion and the company issuing the Title Policy for such Mortgaged Property.

“Swingline Availability Period” means the period commencing on the A&R Closing Date and ending on the Swingline Availability Period End Date.

“Swingline Availability Period End Date” means the earliest to occur of (a) October 31, 2018, (b) if Buyer has delivered a Safe Harbor Notice following the occurrence of a Safe Harbor Event, the date set forth in such Safe Harbor Notice as the revised “Swingline Availability Period End Date”, or (c) the date that Buyer may declare as the “Swingline Availability Period End Date” pursuant to Section 14(b)(i) following the occurrence of an Event of Default.

“Swingline Facility Amount” means $150,000,000.

“Swingline Maturity Date” means the earliest to occur of (a) the date that is three (3) years after the Swingline Availability Period End Date, (b) the date that Buyer may declare as the “Swingline Maturity Date” pursuant to Section 14(b)(i) following the occurrence of an Event of Default, or (c) following the Swingline Availability Period End Date, the Repurchase Date of the last Purchased Loan.

“Swingline Transaction” has the meaning specified in Section 1.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Amortization Period” means, if the Term Amortization Period Option has been exercised in accordance with Section 3(r), the period commencing on the Term Availability Period End Date and ending on the Term Amortization Period End Date.

“Term Amortization Period End Date” means October 31, 2022.

“Term Amortization Period Fee” has the meaning given thereto in the Fee Agreement.

“Term Amortization Period Option” has the meaning specified in Section 3(r).

“Term Availability Period” means the period commencing on the A&R Closing Date and ending on the Term Availability Period End Date.

 “Term Availability Period End Date” means the earliest to occur of (a) October 30, 2020, (b) if Buyer has delivered a Safe Harbor Notice following the occurrence of a Safe Harbor Event, the date set forth in such Safe Harbor Notice as the revised “Term Availability Period End Date”, or (c) the date that Buyer may declare as the “Term Availability Period End Date” pursuant to Section 14(b)(i) following the occurrence of an Event of Default.

“Term Facility Amount” means $250,000,000.

“Term Maturity Date” means the earliest to occur of (a) the Term Availability Period End Date; provided that if the Term Amortization Period Option shall have been exercised and deemed effective in accordance with Section 3(r), the date in this clause (a) of this definition shall instead be the Term Amortization Period End Date, or (b) the date that Buyer may declare as the “Term Maturity Date” pursuant to Section 14(b)(i) following the occurrence of an Event of Default.

“Term Transaction” has the meaning specified in Section 1.

“Title Policy” has the meaning specified in Exhibit VI.

“Transaction” means either a Swingline Transaction or a Term Transaction.

“Transaction Documents” means, collectively, this Agreement, any applicable Annexes to this Agreement, the Guaranty, the Pledge Agreement, the Custodial Agreement, each Blocked Account Agreement, any Servicing Agreement, all Confirmations executed pursuant to this Agreement in connection with specific Transactions, the Fee Agreement, any other documents or instruments relating to any such documents executed by QRS Seller, TRS Seller, Guarantor or Pledgor, and any written modifications, extensions, renewals, restatements, or replacements of any of the foregoing.

“Transaction Request” means a request in the form of Exhibit VIII, from QRS Seller or TRS Seller to Buyer pursuant to which such Seller requests that Buyer enter into a Transaction in accordance with Section 3(a).

“TRIA” has the meaning specified in Exhibit VI.

“TRS Seller” has the meaning specified in the first paragraph of this Agreement.

“Trust Receipt” means a trust receipt issued by Custodian to Buyer confirming the Custodian’s possession of certain Purchased Loan Files which are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt) or a bailment arrangement with an Acceptable Attorney.

“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” has the meaning specified in Section 6.

“Waterfall Account” means a segregated interest bearing account, in the name of QRS Seller for the benefit of Buyer, established at the Depository and subject to the Blocked Account Agreement.

“Waterfall Date” means the fifteenth (15th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Sellers and Buyer.

“Whole Loans” has the meaning given to such term in the definition of “Eligible Loans”.

“Zoning Regulations” has the meaning specified in Exhibit VI.

3.	INITIATION; CONFIRMATION; TERMINATION; REPURCHASE & PAYMENTS; OTHER EVENTS

(a)           Subject to the terms and conditions set forth in this Agreement, either Seller may, from time to time during the Swingline Availability Period, submit to Buyer a Transaction Request for Buyer’s review and approval requesting that Buyer enter into a Swingline Transaction, and either Seller may, from time to time during the Term Availability Period, submit to Buyer a Transaction Request for Buyer’s review and approval requesting that Buyer enter into a Term Transaction, in either case, with respect to any Eligible Loan that such Seller proposes to sell to Buyer under this Agreement; provided, however, that this Agreement is not a commitment to enter into Transactions but rather sets forth the procedures to be used in connection with periodic requests to enter into Transactions, and each Seller hereby acknowledges that Buyer is under no obligation to enter into, or agree to enter into, any Transaction pursuant to this Agreement. Upon Buyer’s receipt of a complete Transaction Request and a complete Due Diligence Package, Buyer shall have the right to promptly request, in Buyer’s good faith business judgment, additional diligence materials and deliveries with respect to the applicable Eligible Loan, to the extent necessary for Buyer’s underwriting of such Eligible Loan. Upon Buyer’s receipt of the Transaction Request, Due Diligence Package and additional diligence materials, Buyer shall use commercially reasonable efforts to either (A) obtain receipt of internal credit approval, and notify the applicable Seller of terms thereof for such Eligible Loan or (B) deny the applicable Seller’s request for a Transaction (it being understood that Buyer shall have the right to review all Eligible Loans proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Loans as Buyer reasonably determines, and in connection therewith Buyer is entitled to make a determination as to whether to accept or deny a proposed Transaction in its sole discretion).  Buyer’s failure to respond to the applicable Seller in respect of a Transaction Request shall be deemed to be a denial of such Transaction Request.  If Buyer accepts a request to enter into a Transaction, Buyer’s entry into such Transaction and the payment by Buyer of the Purchase Price therefor shall be subject to the following conditions precedent:

(i)          receipt by Buyer of a fully completed Transaction Request and a complete Due Diligence Package shall have been delivered to Buyer, and (A) to the applicable Seller’s knowledge, all of the information contained in such Due Diligence Package and such additional diligence information related to such Eligible Loan, is true and correct in all material respects, and (B) to the applicable Seller’s knowledge, there is no additional information that should be contained in such Due Diligence Package and additional diligence information (but which is not included therein) to avoid such Due Diligence Package and additional diligence information being misleading in any respect;

(ii)         the proposed date for entry into the Transaction shall be no less than ten (10) Business Days from the date of delivery of the related Transaction Request and a complete Due Diligence Package, and the Swingline Availability Period End Date (if such proposed Transaction is a Swingline Transaction) or the Term Availability Period End Date (if such proposed Transaction is a Term Transaction) shall not have occurred;

(iii)        as of the Purchase Date, either (A) if such proposed Transaction is a Swingline Transaction, the sum of (1) the requested Purchase Price for the proposed Transaction, plus (2) the aggregate outstanding Purchase Prices at such time for all existing Swingline Transactions shall not exceed the Swingline Facility Amount, or (B) if such proposed Transaction is a Term Transaction, the sum of (1) the requested Purchase Price for the proposed Transaction, plus (2) the aggregate outstanding Purchase Prices at such time for all existing Term Transactions shall not exceed the Term Facility Amount;

(iv)       as of the Purchase Date for such proposed Transaction (A) no Default or Event of Default under this Agreement shall have occurred and be continuing, (B) no Margin Deficit shall be outstanding, (C) no Concentration Limit Amount shall be outstanding, (D) no  Purchase Price Amortization Amount shall be outstanding, and (E) no other payment obligation shall remain outstanding (including, without limitation, any amounts payable pursuant to the Fee Agreement) unless, in the cases of clauses (B), (C), (D) and (E), the applicable Seller has requested that such outstanding amounts are netted against the proposed Purchase Price until such outstanding amounts are paid in full;

(v)        the representations and warranties made by Sellers in each of the Transaction Documents shall be true and correct in all material respects as of the Purchase Date for such Transaction, before and after giving effect to such Transaction, as though made on such Purchase Date (except to the extent such representations and warranties are made as of a particular date and except to the extent of any exceptions listed on Schedule 2 of the applicable Transaction Request), and QRS Seller, TRS Seller, Guarantor and Pledgor shall each be in compliance with their respective covenant obligations under each of the Transaction Documents;

(vi)       the applicable Seller shall have paid (A) the Purchase Date Draw Fee due and payable in accordance with the Fee Agreement, and (B) Buyer’s costs and expenses pursuant to Section 30(d) (each of which may be paid in advance or may be netted against the Purchase Price until such amounts are paid in full);

(vii)      the asset proposed to be sold to Buyer by the applicable Seller in such Transaction is an Eligible Loan and Buyer shall have obtained internal credit approval for the inclusion of such Eligible Loan as a Purchased Loan in a Transaction;

(viii)     the purchase of such Eligible Loan will not result in a Concentration Limit Event or give rise to any violation of Section 3(n) in respect of any Purchase Price Amortization Amount;

(ix)        as of the date of the first Transaction completed hereunder following the A&R Closing Date, Buyer shall have received all corporate and governmental approvals of QRS Seller, TRS Seller, Guarantor and Pledgor, all legal opinions of counsel to QRS Seller, TRS Seller, Guarantor and Pledgor (including, without limitation, as to authority, enforceability, non-contravention of organizational documents and law, security interest creation, security interest perfection by filing and perfection by possession and bankruptcy safe harbor in respect of qualifying Eligible Loans) and such other closing documentation as Buyer may reasonably request pursuant to this Agreement; and

(x)         no event has occurred and is continuing which is reasonably likely to result in a Material Adverse Effect.

(b)           Upon the satisfaction of the foregoing conditions precedent, in the event that Buyer determines that it will enter into a proposed Transaction, Buyer shall promptly deliver to the applicable Seller a written confirmation of such Transaction (a “Confirmation”) in the form of Exhibit I-A (if such Transaction is a Swingline Transaction) or Exhibit I-B (if such Transaction is a Term Transaction).  Upon receipt by Buyer of the Confirmation executed by the applicable Seller, on the date requested by such Seller for consummation of the Transaction or such other date as Buyer shall determine, the Purchased Loan shall be transferred to Buyer by such Seller against the transfer of the Purchase Price from Buyer to an account of such Seller or an account nominated by such Seller.  Once executed by both Buyer and the applicable Seller, each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.  In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail.  It is understood and agreed that once a Confirmation has been executed by Buyer and the applicable Seller, such Confirmation shall be binding on the parties hereto (absent manifest error) and shall constitute evidence of Buyer’s approval of the applicable Purchased Loan and the terms of the applicable Transaction.  For each Transaction, (A) following any date after the Purchase Date that the Maximum Purchase Price Rate reduces in accordance with the definition thereof and the Confirmation evidencing such Transaction (except where the Maximum Purchase Price Rate reduces to zero (0)), (B) following any date after the Purchase Date that there is any change in the then outstanding principal amount of the related Purchased Loan, and (C) concurrently with the commencement of the Term Amortization Period, in each case, Buyer and the applicable Seller shall prepare and enter into an updated Confirmation evidencing and taking into account such changes, which updated Confirmation shall be deemed to replace the existing Confirmation for such Transaction and such Transaction under the replacement Confirmation shall be deemed to be a continuation of the Transaction under the replaced Confirmation.  In addition, a Confirmation may be replaced in connection with a Future Funding Advance with respect to the related Purchased Loan in accordance with Section 3(c) and in connection with the transfer by QRS Seller to TRS Seller of Remainder Interests related to a Purchased Loan in accordance with Section 3(q).

(c)           Subject to the terms and conditions set forth in this Agreement, the applicable Seller may, from time to time in respect of a Future Funding Loan that is the subject of an existing Transaction, prior to the Repurchase Date of such existing Transaction (irrespective of whether or not the Swingline Availability Period (to the extent such Transaction is a Swingline Transaction) or the Term Availability Period (to the extent such Transaction is a Term Transaction) is then in effect), submit to Buyer a Future

Funding Request for Buyer’s review and approval requesting that Buyer advance to the applicable Seller additional Purchase Price with respect to such Transaction (any such additional Purchase Price advanced under this Section 3(c), “Future Funding Purchase Price”) on the date specified therein (the date on which such Future Funding Purchase Price is advanced, the applicable “Future Funding Date”); provided, however, that this Agreement is not a commitment to advance any Future Funding Purchase Price in respect of a Future Funding Loan that is the subject of an existing Transaction but rather sets forth the procedures to be used in connection with periodic requests to advance Future Funding Purchase Price in respect of a Future Funding Loan that is the subject of an existing Transaction, and each Seller hereby acknowledges that Buyer is under no obligation to advance, or agree to advance, any Future Funding Purchase Price in respect of a Future Funding Loan that is the subject of an existing Transaction pursuant to this Agreement. Upon Buyer’s receipt of a complete Future Funding Request and an updated Due Diligence Package, Buyer shall have the right to promptly request, in Buyer’s good faith business judgment, additional diligence materials and deliveries with respect to the related Transaction, to the extent necessary for Buyer’s underwriting of such proposed advance of Future Funding Purchase Price. Upon Buyer’s receipt of the Future Funding Request, Due Diligence Package and additional diligence materials, Buyer may determine, it its sole discretion, whether or not to advance the requested Future Funding Purchase Price.  Buyer’s failure to respond to the applicable Seller in respect of a Future Funding Request shall be deemed to be a denial of such Future Funding Request.  If Buyer accepts a Future Funding Request, payment by Buyer of the requested Future Funding Purchase Price shall be subject to the following conditions precedent:

(i)          receipt by Buyer of a fully completed Future Funding Request and a complete Due Diligence Package shall have been delivered to Buyer, and (A) to the applicable Seller’s knowledge, all of the information contained in such Due Diligence Package and such additional diligence information related to the Transaction to which such Future Funding Request relates, is true and correct in all material respects, and (B) to the applicable Seller’s knowledge, there is no additional information that should be contained in such Due Diligence Package and additional diligence information (but which is not included therein) to avoid such Due Diligence Package and additional diligence information being misleading in any respect;

(ii)         the proposed date for advance of the Future Funding Purchase Price shall be no less than five (5) Business Days from the date of delivery of the related Future Funding Request and a complete Due Diligence Package, and the Repurchase Date of the Transaction to which such Future Funding Request relates shall not have occurred;

(iii)        neither Seller shall have previously submitted to Buyer a Future Funding Request in the same calendar month;

(iv)       the Future Funding Request is being delivered in connection with additional advances of principal made by the applicable Seller to the Mortgagor under the Future Funding Loan, and the requested Future Funding Purchase Price shall (A) be greater than $500,000, and (B) shall not exceed the result of (x) the amount of such additional advances of principal made by the applicable Seller to the Mortgagor under the Future Funding Loan, multiplied by (y) the Maximum Purchase Price Rate then applicable to such Future Funding Loan;

(v)        as of the Future Funding Date, either (A) if such Future Funding Loan is related to a Swingline Transaction, the sum of (1) the requested Future Funding Purchase Price, plus (2) the aggregate outstanding Purchase Prices at such time for all existing Swingline Transactions

(including the outstanding Purchase Price for the Transaction to which such Future Funding Request relates) shall not exceed the Swingline Facility Amount, or (B) if such Future Funding Loan is related to a Term Transaction, the sum of (1) the requested Future Funding Purchase Price, plus (2) the aggregate outstanding Purchase Prices at such time for all existing Term Transactions (including the outstanding Purchase Price for the Transaction to which such Future Funding Request relates) shall not exceed the Term Facility Amount;

(vi)       as of the Future Funding Date (A) no monetary Default, material non-monetary Default or Event of Default under this Agreement shall have occurred and be continuing, (B) no Margin Deficit shall be outstanding, (C) no Concentration Limit Amount shall be outstanding, (D) no  Purchase Price Amortization Amount shall be outstanding and (E) no other payment obligation shall remain outstanding (including, without limitation, any amounts payable pursuant to the Fee Agreement) unless, in the cases of clauses (B), (C), (D) and (E), the applicable Seller has requested that such outstanding amounts are netted against the proposed Future Funding Purchase Price until such outstanding amounts are paid in full;

(vii)      the representations and warranties made by Sellers in each of the Transaction Documents shall be true and correct in all material respects as of the Future Funding Date for such advance of Future Funding Purchase Price, before and after giving effect to such advance of Future Funding Purchase Price, as though made on such Future Funding Date (except to the extent such representations and warranties are made as of a particular date and except to the extent of any exceptions listed on Schedule 2 of the applicable Transaction Request), and QRS Seller, TRS Seller, Guarantor and Pledgor shall each be in compliance with their respective covenant obligations under each of the Transaction Documents;

(viii)     the applicable Seller shall have paid (A) the Future Funding Draw Fee due and payable in accordance with the Fee Agreement, and (B) Buyer’s costs and expenses pursuant to Section 30(d) (each of which may be paid in advance or may be netted against the proposed Future Funding Purchase Price until such amounts are paid in full);

(ix)        the advance of Future Funding Purchase Price in respect of the related Transaction will not result in a Concentration Limit Event or give rise to any violation of Section 3(n) in respect of any Purchase Price Amortization Amount;

(x)         no Safe Harbor Event shall have occurred; and

(xi)        no event has occurred and is continuing which is reasonably likely to result in a Material Adverse Effect.

Upon the satisfaction of the foregoing conditions precedent, in the event that Buyer determines that it will advance the requested Future Funding Purchase Price, Buyer shall promptly deliver to the applicable Seller an updated Confirmation.  Upon receipt by Buyer of the updated Confirmation executed by the applicable Seller, on the Future Funding Date, Buyer shall advance the Future Funding Purchase Price against the increase in the Purchase Price evidenced by the updated Confirmation, which updated Confirmation shall be deemed to replace the existing Confirmation for such Transaction and such Transaction under the replacement Confirmation shall be deemed to be a continuation of the Transaction under the replaced Confirmation, as more fully set forth in Section 3(b).

(d)           The applicable Seller shall be entitled to terminate a Transaction on demand, in whole only, and repurchase the Purchased Loan subject to a Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:

(i)          such Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Loan no later than one (1) Business Day prior to such Early Repurchase Date;

(ii)         on such Early Repurchase Date, such Seller pays to Buyer the Repurchase Price with respect to such Transaction against transfer to such Seller or its agent of such Purchased Loan;

(iii)        on such Early Repurchase Date, following the payment of the amounts set forth in Section 3(d)(ii), no Margin Deficit exists (other than a Margin Deficit that would be cured by such early repurchase); and

(iv)       no Default or Event of Default exists on the date of such early repurchase (other than a Default or Event of Default which would be cured by such early repurchase).

Such notice shall set forth the Early Repurchase Date and shall identify with particularity the Purchased Loans to be repurchased on such Early Repurchase Date.

(e)           On the Repurchase Date or Early Repurchase Date specified in accordance with Section 3(d) for any Purchased Loan, the applicable Seller shall repurchase such Purchased Loan by paying to Buyer on such date the Repurchase Price, upon receipt of which, termination of the applicable Transaction will be effected by transfer to such Seller or its designee of the applicable Purchased Loan and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, such Seller pursuant to Section 5). In connection with each such repurchase, so long as no Default or Event of Default has occurred and is continuing, Buyer shall deliver, or cause to be delivered, to the applicable Seller the related Purchased Loan File and, on such Repurchase Date or Early Repurchase Date, represents and warrants to such Seller that such Purchased Loan is being reconveyed to such Seller free and clear of any and all Liens and claims placed on such Purchased Loan by Buyer. Solely for a Repurchase Date occurring with respect to a Purchased Loan following delivery by Buyer to Seller of a Defaulted Loan Repurchase Notice in accordance with Section 3(m) and as to which the revised Repurchase Date set forth in such Defaulted Loan Repurchase Notice is less than three (3) Business Days after the date of delivery of such Defaulted Loan Repurchase Notice, the applicable Seller shall pay the Repurchase Price by first, on the specified Repurchase Date, paying to Buyer all available funds on hand (if any) in payment of such Repurchase Price, and, if such amount is less than the Repurchase Price, such Seller may extend the date for payment of the unpaid portion of such Repurchase Price until the date that is three (3) Business Days after the date of delivery of such Defaulted Loan Repurchase Notice by delivering to Buyer on or before the specified Repurchase Date a Payment Extension Certificate.

(f)            The applicable Seller shall have the right, from time to time, on any Business Day, to transfer cash to Buyer for the purpose of reducing the outstanding Purchase Price of, but not terminating, a Transaction and without the release of any Collateral and without any prepayment fee or penalty.

(g)           If, at any time, Buyer shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon Sellers) that (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate, or (ii) Buyer shall have determined (which determination shall be conclusive and binding upon Sellers absent manifest error) that there has been or there is likely to be an alternative index or interest rate to replace the actual or potential phase out of the index on which the LIBO Rate is determined, Buyer shall give email or telephonic notice (with written notice to follow the next Business Day) thereof to Sellers as soon as practicable thereafter.  If such notice is given, Buyer shall determine the Pricing Rate with respect to such Transaction until such notice has been withdrawn as a per annum rate equal to, in Buyer’s sole discretion, either (x) the Federal Funds Rate plus the Applicable Spread, or (y) the Substitute Rate plus the Substitute Rate Applicable Spread (the “Alternative Rate”). For the avoidance of doubt, Buyer shall endeavor to apply such determination consistently to all similarly situated counterparties in commercial real estate mortgage loan repurchase facilities. In addition, Buyer will endeavor to provide Sellers with notice promptly after any such determination is made.

(h)           Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Transaction Documents, the Transactions then outstanding shall, as of such date, be converted automatically to Alternative Rate Transactions. For the avoidance of doubt, Buyer shall endeavor to apply the implication of any change in a Requirement of Law consistently to all similarly situated counterparties in commercial real estate mortgage loan repurchase facilities.

(i)            Upon written demand by Buyer, Sellers shall, on a joint and several basis, indemnify Buyer and hold Buyer harmless from any net actual, out-of-pocket loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable, actual, out-of-pocket third party attorneys’ fees and disbursements) which Buyer sustains or incurs as a consequence of (i) default by the applicable Seller in terminating any Transaction after such Seller has given a notice in accordance with Section 3(d) of a termination of a Transaction, or (ii) a default by the applicable Seller in selling Eligible Loans after Seller has notified Buyer of a proposed Transaction in accordance with Section 3(a) and Buyer has agreed to purchase such Eligible Loans in accordance with the provisions of this Agreement.  A certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Sellers.

(j)            If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the A&R Closing Date:

(i)          shall subject Buyer to any Tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Loan or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (iii) Connection Income Taxes);

(ii)         shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBO Rate hereunder; or

(iii)        shall impose on Buyer any other conditions;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce in a material manner any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Sellers shall promptly (and, in any event, within ten (10) Business Days after Sellers receive notice from Buyer, which notice shall be prima facie evidence of such additional amounts absent manifest error), on a joint and several basis, pay Buyer any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable. For the avoidance of doubt, Buyer shall endeavor to apply the implication of any change in a Requirement of Law consistently to all similarly situated counterparties in commercial real estate mortgage loan repurchase facilities. In addition, Buyer will endeavor to provide Sellers with notice as soon as practical of any demand for any additional amounts payable by Sellers under this Section 3(j). This covenant shall survive the termination of this Agreement and the repurchase by Sellers of any or all of the Purchased Loans.

(k)           If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the A&R Closing Date has the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance by an amount deemed by Buyer, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Buyer to Sellers of a written request therefor, Sellers shall promptly (and, in any event, within ten (10) Business Days after Seller receives notice from Buyer, which notice shall be prima facie evidence of such additional amounts absent manifest error), on a joint and several basis, pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction. For the avoidance of doubt, Buyer shall endeavor to apply the implication of any change in a Requirement of Law consistently to all similarly situated counterparties in commercial real estate mortgage loan repurchase facilities. In addition, Buyer will endeavor to provide Sellers with notice as soon as practical of any demand for any additional amounts payable by Sellers under this Section 3(k). This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans.

(l)            In the event that Buyer determines, in its reasonable discretion, that there has been an adverse change in law or interpretation of law regarding (i) the eligibility of this Agreement, the Guaranty and the related Transaction Documents for the safe harbors available to securities contracts under the Bankruptcy Code (including, without limitation, those referenced in Section 23), (ii) the nature and benefits of such safe harbors as more fully set forth in Section 23, or (iii) the availability of such safe harbors to Buyer in the manner more fully set forth in Section 23 (a “Safe Harbor Event”), Buyer may, in its sole discretion, deliver a written notice to Sellers (the “Safe Harbor Notice”) specifying that a Safe Harbor Event has occurred and setting forth a revised Swingline Availability Period End Date and/or Term Availability Period End Date, in each case, determined by Buyer, which revised Swingline Availability Period End Date and/or Term Availability Period End Date may be the date of such Safe Harbor Notice.

(m)          If a Material Default shall occur with respect to a Transaction, Buyer may, in its sole discretion, deliver a written notice to the applicable Seller (a “Defaulted Loan Repurchase Notice”) setting forth a revised Repurchase Date for such Transaction, which date shall be no less than two (2) Business Days after delivery of such Defaulted Loan Repurchase Notice.  For the avoidance of doubt, the delivery of a Defaulted Loan Repurchase Notice in respect of a Transaction shall have no effect on any other Transaction.

(n)           The applicable Seller shall, from time to time for each Transaction, prepay the Purchase Price on account of such Transaction to ensure that at no time shall the Purchase Price Rate for each such Transaction exceed the Maximum Purchase Price Rate then in effect for each such Transaction (any such amount, a “Purchase Price Amortization Amount”).  Concurrently with any reduction in the Maximum Purchase Price Rate in respect of any Transaction (in accordance with the definition thereof and the Confirmation evidencing such Transaction) that results in the Purchase Price Rate for any Transaction exceeding the reduced Maximum Purchase Price Rate for such Transaction, the applicable Seller shall pay to Buyer an amount equal to such excess, which Buyer shall apply in reduction of the Purchase Price for such Transaction.

(o)           If a Concentration Limit Event shall occur, Buyer may, in its sole discretion, deliver a written notice to Sellers (a “Concentration Limit Payment Notice”) setting forth the related Concentration Limit Amount and setting forth the date for payment of such Concentration Limit Amount, which date shall be no less than ten (10) Business Days after delivery of such Concentration Limit Payment Notice.  Sellers shall, on a joint and several basis, pay to Buyer any Concentration Limit Amounts contained in any Concentration Limit Payment Notice no later than the date specified for payment in such Concentration Limit Payment Notice. It is agreed that no Concentration Limit Amount shall be considered “outstanding” until such amount is not paid on the Business Day specified for payment in the applicable Concentration Limit Payment Notice.

(p)           With respect to each Future Funding Loan, upon the applicable Seller’s (or any of its Affiliates’) receipt of notice of litigation commenced by the related Mortgagor (or any Affiliate of such Mortgagor), alleging any failure by such Seller (or any Affiliate thereof), Buyer or any other Person to fund any future funding obligations under any Future Funding Loan, such Seller shall immediately provide written notice thereof to Buyer (annexing the notice of litigation and such other documentation as may be relevant or appropriate), upon receipt of which Buyer may request additional information and/or deliver a notice to such Seller declaring that, as of a date not less than fifteen (15) Business Days after such notice from Buyer, the “Repurchase Date” in respect of the Transaction to which such Future Funding Loan relates shall be deemed to occur, and such Seller shall repurchase such Transaction on such deemed Repurchase Date.

(q)           Sellers may, at any time in its sole discretion, deliver to Buyer a Remainder Interest Transfer Notice with respect to a Purchased Loan which shall identify such Purchased Loan and shall specify an intended Remainder Interest Transfer Date on which QRS Seller intends to transfer the Remainder Interest related to such Purchased Loan to TRS Seller. The transfer of the Remainder Interests in accordance with the related Remainder Interest Transfer Notice from QRS Seller to TRS Seller shall be subject to the following conditions precedent:

(i)          receipt by Buyer of a fully completed Remainder Interest Transfer Notice duly executed by Sellers not less than two (2) Business Days prior to the intended Remainder Interest Transfer Date;

(ii)         the Repurchase Date for the Transaction to which such Remainder Interest Transfer Notice relates shall not have occurred;

(iii)        as of the Remainder Interest Transfer Date (A) no monetary Default, material non-monetary Default or Event of Default under this Agreement shall have occurred and be continuing, (B) no Margin Deficit shall be outstanding, (C) no Concentration Limit Amount shall be outstanding, (D) no  Purchase Price Amortization Amount shall be outstanding, and (E)  no other payment obligation shall remain outstanding (including, without limitation, any amounts payable pursuant to the Fee Agreement);

(iv)       the representations and warranties made by Sellers in each of the Transaction Documents shall be true and correct in all material respects as of the Remainder Interest Transfer Date, before and after giving effect to such transfer of Remainder Interests, as though made on such Remainder Interest Transfer Date (except to the extent such representations and warranties are made as of a particular date and except to the extent of any exceptions listed on Schedule 2 of the applicable Transaction Request), and TRS Seller, QRS Seller, Guarantor and Pledgor shall each be in compliance with their respective covenant obligations under each of the Transaction Documents;

(v)        TRS Seller and Buyer shall have entered into a Confirmation in respect of the related Purchased Loan, in replacement of the then existing Confirmation between Buyer and QRS Seller related to such Purchased Loan, which replacement Confirmation shall be deemed to replace such existing Confirmation on the Remainder Interest Transfer Date and shall be deemed to be a continuation of the Transaction under the replaced Confirmation (and which replacement Confirmation shall, for the avoidance of doubt, retain the same Purchase Date and contain the same dates for adjustment of the Maximum Purchase Price Rate, Applicable Spread, Buyer LTV Target, Buyer LTV Maximum and Extension Fee Payment Date as were set forth in the existing Confirmation); and

(vi)       to Seller’s knowledge, no event has occurred and is continuing which is reasonably likely to result in a Material Adverse Effect.

Upon the satisfaction of the foregoing conditions precedent, on or promptly after the intended Remainder Interest Transfer Date, QRS Seller shall transfer to TRS Seller, and TRS Seller shall receive and accept, for good and valuable consideration agreed between QRS Seller and TRS Seller, all Remainder Interests related to such Purchased Loan, and thereafter, for all purposes, TRS Seller shall be the “applicable Seller” in respect of such Purchased Loan.  Concurrently with each such transfer of Remainder Interest with respect to any Purchased Loan, Sellers shall notify Buyer in writing (which may be delivered by email) that the transfer of such Remainder Interests has been concluded and confirm the Remainder Interest Transfer Date therefor, and shall further notify Custodian and the applicable Servicer of such Purchased Loan of such transfer of Remainder Interests in accordance with the Custodial Agreement and applicable Servicing Agreement, respectively. In connection with any such transfer of Remainder Interests, upon the reasonable request of Buyer, at the sole expense of Sellers, Sellers will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted.

(r)            Sellers may, in their sole discretion (but acting jointly), by written notice to Buyer delivered no earlier than 120 days before the Term Availability Period End Date and not later than 30 days before the Term Availability Period End Date, elect to extend the date on which the Term Maturity Date would otherwise occur pursuant to clause (a) of the definition of “Term Maturity Date” from the Term Availability Period End Date until the Term Amortization Period End Date (such Sellers option, the “Term Amortization Period Option”), and in conjunction with such exercise may, in their sole discretion (but acting jointly), elect to permanently reduce the Maximum Purchase Price Rate for each Term Transaction to the lesser of (x) 65% or (y) the Purchase Price Rate in effect for each such Term Transaction on the Term Availability Period End Date.  If Sellers have elected to exercise the Term Amortization Period Option and, as of the Term Availability Period End Date, each of the following conditions precedent shall have been satisfied, the Term Amortization Period Option (and the corresponding permanent reduction to the Maximum Purchase Price Rate, if any) shall be deemed effective: (i) no monetary Default, material non-monetary Default or Event of Default under this Agreement shall have occurred and be continuing, (ii) no Margin Deficit shall be outstanding, (iii) no Concentration Limit Amount shall be outstanding, (iv) no Purchase Price Amortization Amount shall be outstanding (calculated giving effect to any permanent reduction of the Maximum Purchase Price Rate elected by the Sellers in connection with such Term Amortization Period Option), (v) no other payment obligation shall remain outstanding, (vi) there are at least three (3) Purchased Loans subject to Term Transactions, and (vii) the aggregate outstanding Purchase Prices of all Term Transactions is at least $25,000,000.

(s)           If, at any time during the Clean-Up Period, either (i) there are two (2) or fewer Purchased Loans subject to Term Transactions, or (ii) the aggregate outstanding Purchase Prices of all Term Transactions is less than $25,000,000, Buyer may, in its sole discretion, deliver a written notice to the applicable Sellers (a “Clean-Up Repurchase Notice”) setting forth a revised Repurchase Date for all Term Transactions, which date shall be no less than two (2) Business Days after the delivery of such Clean-Up Repurchase Notice; provided that if, within two (2) Business Days of the delivery of such Clean-Up Repurchase Notice, Sellers have paid to Buyer all available funds on hand in payment of the Repurchase Prices for all Term Transactions, and if such amount is less than full amount of the Repurchase Prices for all Term Transactions, Sellers may extend the date for payment of the remaining outstanding portion of the Repurchase Prices for all Term Transactions until the date that is three (3) Business Days after the date of delivery of the Clean-Up Repurchase Notice by delivering to Buyer on or before such second (2nd) Business Day after the date of delivery of such Clean-Up Repurchase Notice a Payment Extension Certificate.   For the avoidance of doubt, the delivery of a Clean-up Repurchase Notice in respect of all then outstanding Term Transactions shall have no effect on any then outstanding Swingline Transaction.

4.	MARGIN MAINTENANCE

(a)           Upon the occurrence of a Credit Event relating to a Purchased Loan, Buyer may re-determine the value of the Mortgaged Property collateralizing such Purchased Loan in Buyer’s sole discretion and, if taking into account such re-determined value, the Buyer LTV of such Purchased Loan is greater than the Buyer LTV Maximum then applicable to such Purchased Loan (such occurrence, a “Margin Deficit”), Buyer shall calculate the amount required to reduce the Purchase Price outstanding for such Purchased Loan such that the Buyer LTV of such Purchased Loan, when recalculated with such reduced Purchase Price, is equal to the Buyer LTV Target then applicable to such Purchased Loan (such amount, a “Margin Deficit Amount”) and may require Sellers to pay to Buyer such Margin Deficit Amount. In payment or partial payment of such Margin Deficit Amount, Buyer may, in its sole discretion, first elect to calculate if any Margin Excess exists in respect of any other Purchased Loan and, if such Margin Excess exists on such other Purchased Loan, Buyer may elect, in its sole discretion, to reallocate the related Margin Excess Amount by increasing the Purchase Price of such other Purchased Loan and, on a dollar for dollar basis, decreasing the Purchase Price of the Purchased Loan to which such Margin Deficit relates (a “Reallocation”).  For the avoidance of doubt, a Reallocation may occur between Purchased Loans irrespective of whether such Purchased Loans relate solely to Swingline Transactions, solely to Term Transactions or to any combination of Swingline Transactions and Term Transactions.  To the extent  that a Reallocation takes place between a Purchased Loans related to one Seller and a Purchased Loan related to a different Seller, then such Sellers shall true-up the impact of such Reallocation. If no Reallocation takes place, or if a Reallocation does take place but such Reallocation does not result in payment in full of the Margin Deficit Amount, Buyer may deliver a written notice to Sellers (a “Margin Deficit Notice”) requiring Sellers to pay the outstanding portion of the Margin Deficit Amount and Sellers shall be obligated to pay to Buyer, within two (2) Business Days of the delivery of such Margin Deficit Notice by Buyer to Sellers, the remaining outstanding portion of the Margin Deficit Amount; provided that if, within two (2) Business Days of the delivery of such Margin Deficit Notice, Sellers have paid to Buyer all available funds on hand in payment of the remaining outstanding portion of the Margin Deficit Amount, and if such amount is less than the remaining outstanding portion of the Margin Deficit Amount, Sellers may extend the date for payment of the remaining outstanding portion of the Margin Deficit Amount until the date that is three (3) Business Days after the date of delivery of the Margin Deficit Notice by delivering to Buyer on or before such second (2nd) Business Day after the date of delivery of such Margin Deficit Notice a Payment Extension Certificate.  All Margin Deficit Amounts paid to Buyer pursuant to this Section 4(a) with respect to any Purchased Loan shall be applied by Buyer to reduce the Purchase Price of such Purchased Loan. Notwithstanding the foregoing, upon receipt of a Margin Deficit Notice with respect to a Purchased Loan, the applicable Seller may elect, rather than pay to Buyer the Margin Deficit Amount, to repurchase such Purchased Loan on or before the date for payment of such Margin Deficit Amount set forth in such Margin Deficit Notice, by payment of such Purchased Loan’s Repurchase Price in accordance with Section 3(d). The failure or delay of Buyer, on any one or more occasions, to exercise its rights under this Section 4(a) shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date, or limit Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Sellers.

(b)           From time to time, the applicable Seller may request that Buyer determine whether, with respect to any Purchased Loan, in Buyer’s sole discretion, both (i) the Buyer LTV of such Purchased Loan is less than the Buyer LTV Target then applicable to such Purchased Loan, and (ii) the Purchase Price Rate of such Purchased Loan is less than the Maximum Purchase Price Rate then applicable to such Purchased Loan (such occurrence, a “Margin Excess”).  If, following such Seller’s request, Buyer determines that there exists a Margin Excess with respect to any Purchased Loan, Buyer may calculate the amount of such Margin Excess, which shall equal the lesser of (A) the amount by which the Purchase Price of such Purchased Loan could be increased such that the Buyer LTV of such Purchased Loan, when recalculated with such increased Purchase Price, is equal to the Buyer LTV Target then applicable to such Purchased Loan, and (B) the amount by which the Purchase Price of such Purchased Loan could be increased such that the Purchase Price Rate of such Purchased Loan, when recalculated with such increased Purchase Price, is equal to the Maximum Purchase Price Rate then applicable to such Purchased Loan (such lesser amount, a “Margin Excess Amount”).  Upon request by the applicable Seller, Buyer may, in its sole discretion, advance all or any portion of such Margin Excess Amount to such Seller, and concurrently increase the Purchase Price of such Purchased Loan, or Buyer may, in its sole discretion, undertake a Reallocation in respect of such Margin Excess Amount in partial or complete satisfaction of a Margin Deficit.

5.	INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a)           Prior to the date hereof, a Servicing Account has been established by Servicer and a the Waterfall Account has been established by QRS Seller at the Depository.  Pursuant to the existing Blocked Account Agreement, Buyer has sole dominion and control over the Waterfall Account.  All Income in respect of the Purchased Loans, as well as any interest received from the reinvestment of such Income, shall be deposited directly into a Servicing Account and, pursuant to applicable Servicing Agreement, shall within two (2) Business Days, be transferred by the applicable Servicer (net of any withdrawals permitted under the applicable Servicing Agreement) from such Servicing Account to the Waterfall Account and, upon such transfer, shall be remitted by the Depository in accordance with the applicable provisions of Section 5(b), Section 5(c), Section 5(d), Section 5(e), Section 5(f) and Section 14(b)(iii).

(b)           So long as no Default or Event of Default shall have occurred and be continuing, all Income (other than Principal Payments) received by the Depository in respect of the Purchased Loans and on deposit in the Waterfall Account shall be applied, upon the direction and instruction of Buyer, by the Depository on each Waterfall Date as follows:

(i)          first, to Servicer, Depository and Custodian an amount equal to the fees and expenses due and payable to the Servicer, Depository and Custodian, as applicable;

(ii)         second, to Buyer, pro rata, (A) any outstanding Margin Deficit Amount, (B) any outstanding Purchase Price Amortization Amount, and (C) any outstanding amounts payable pursuant to the Fee Agreement;

(iii)        third, to Buyer, an amount equal to the Price Differential outstanding in respect of all of the Purchased Loans as of such Waterfall Date;

(iv)        fourth, to Buyer, any other outstanding amounts then due and payable under this Agreement, the Fee Agreement or the other Transaction Documents; and

(v)         fifth, to Sellers (for distribution and allocation between Sellers as Sellers shall determine), an amount equal to the remainder (net of any minimum balance requirements applicable to the Waterfall Account).

(c)           So long as no Default or Event of Default shall have occurred and be continuing, all Principal Payments received by the Depository in respect of the Purchased Loans and on deposit in the Waterfall Account shall be applied, upon the direction and instruction of Buyer, by the Depository two (2) Business Days after receipt of such amounts in the Waterfall Account, as follows:

(i)          first, to Buyer in an amount equal to the product of (A) the Purchase Price Rate of the Purchased Loan in respect of which the Principal Payment was received, and (B) the amount of such Principal Payment, which shall be applied in reduction of the outstanding Purchase Price of such Purchased Loan;

(ii)         second, to Buyer an amount equal to the Price Differential accrued and outstanding in respect of the Purchase Price repaid pursuant to clause (i) above;

(iii)        third, to Buyer, pro rata, (A) any outstanding Margin Deficit Amount, (B) any outstanding Purchase Price Amortization Amount, and (C) any outstanding amounts payable pursuant to the Fee Agreement;

(iv)        fourth, to Buyer, first (A) any other outstanding amounts then due and payable under this Agreement, the Fee Agreement or the other Transaction Documents, and then (B) solely for Principal Payments received by the Depository in respect of Purchased Loans related to Term Transactions, and solely to the extent that the Term Availability Period End Date has occurred, the remaining amount of such Principal Payment which shall be applied in reduction of the outstanding Purchase Price of such Purchased Loan related to such Term Transaction, and, to the extent of any excess remaining, to thereafter be applied pro rata in reduction of the outstanding Purchase Price of all remaining Purchased Loans related to Term Transactions; and

(v)         fifth, to Sellers (for distribution and allocation between Sellers as Sellers shall determine), an amount equal to the remainder (net of any minimum balance requirements applicable to the Waterfall Account).

(d)           If at any time a Default shall have occurred and be continuing, but no Event of Default shall have occurred and be continuing, all Income (other than Principal Payments) received by the Depository in respect of the Purchased Loans and on deposit in the Waterfall Account shall be applied, upon the direction and instruction of Buyer, by the Depository on each Waterfall Date as follows:

(i)          first, to Servicer, Depository and Custodian an amount equal to the fees and expenses due and payable to the Servicer, Depository and Custodian, as applicable;

(ii)         second, to Buyer, pro rata, (A) any outstanding Margin Deficit Amount, (B) any outstanding Purchase Price Amortization Amount, and (C) any outstanding amounts payable pursuant to the Fee Agreement;

(iii)        third, to Buyer, an amount equal to the Price Differential outstanding in respect of all of the Purchased Loans as of such Waterfall Date;

(iv)        fourth, to Buyer, any other outstanding amounts then due and payable under this Agreement, the Fee Agreement or the other Transaction Documents; and

(v)         fifth, to Depository, an amount equal to the remainder (net of any minimum balance requirements applicable to the Waterfall Account) to hold until such time as (A) Buyer provides written notice to Depository that such Default has been cured to the satisfaction of Buyer in its sole discretion, at which time Depository shall apply such funds to Sellers (for distribution and allocation between Sellers as Sellers shall determine) or (B) such Default matures into an Event of Default, in which case such funds shall then be applied in accordance with Section 5(f).

(e)           If at any time a Default shall have occurred and be continuing, but no Event of Default shall have occurred and be continuing, all Principal Payments received by the Depository in respect of the Purchased Loans and on deposit in the Waterfall Account shall be applied, upon the direction and instruction of Buyer, by the Depository two (2) Business Days after receipt of such amounts in the Waterfall Account, as follows:

(i)          first, to Buyer in an amount equal to the product of (A) the Purchase Price Rate of the Purchased Loan in respect of which the Principal Payment was received, and (B) the amount of such Principal Payment, which shall be applied in reduction of the outstanding Purchase Price of such Purchased Loan;

(ii)         second, to Buyer, an amount equal to the Price Differential accrued and outstanding in respect of the Purchase Price repaid pursuant to clause (i) above;

(iii)        third, to Buyer, pro rata, (A) any outstanding Margin Deficit Amount, (B) any outstanding Purchase Price Amortization Amount, and (C) any outstanding amounts payable pursuant to the Fee Agreement;

(iv)        fourth, to Buyer, first (A) any other outstanding amounts then due and payable under this Agreement, the Fee Agreement or the other Transaction Documents, and then (B) solely for Principal Payments received by the Depository in respect of Purchased Loans related to Term Transactions, and solely to the extent that the Term Availability Period End Date has occurred, the remaining amount of such Principal Payment which shall be applied in reduction of the outstanding Purchase Price of such Purchased Loan related to such Term Transaction, and, to the extent of any excess remaining, to thereafter be applied pro rata in reduction of the outstanding Purchase Price of all remaining Purchased Loans related to Term Transactions; and

(v)         fifth, to Depository, an amount equal to the remainder (net of any minimum balance requirements applicable to the Waterfall Account) to hold until such time as (A) Buyer provides written notice to Depository that such Default has been cured to the satisfaction of Buyer in its sole discretion, at which time Depository shall apply such funds to Sellers (for distribution and allocation between Sellers as Sellers shall determine) or (B) such Default matures into an Event of Default, in which case such funds shall then be applied in accordance with Section 5(f).

(f)            If an Event of Default shall have occurred and be continuing, all Income (including Principal Payments) received by the Depository in respect of the Purchased Loans shall be applied by the Depository upon the direction and instruction of Buyer delivered from time to time (as determined by Buyer) in an order and priority determined by Buyer in its sole discretion; provided that once all amounts owing to Servicer, Custodian, Depositary and Buyer pursuant to the Transaction Documents have been paid in full, any remaining amounts in the Waterfall Account shall be distributed to Sellers (for distribution and allocation between Sellers as Sellers shall determine).

6.	SECURITY INTEREST

Buyer, QRS Seller and TRS Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to the applicable Seller secured by the Purchased Loans.  However, in the event that, other than for tax purposes as more fully described in Section 23(i), any such Transaction is deemed to be a loan, Sellers hereby pledge all of their respective right, title, and interest in, to and under and grant a first priority Lien on, and security interest in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Collateral”) to Buyer to secure the payment and performance of all other amounts or obligations owing to Buyer pursuant to this Agreement and the related documents described herein:

(a)           the Purchased Loans, the Servicing Rights, Servicing Agreements, Servicing Records, insurance relating to the Purchased Loans, and collection and escrow accounts relating to the Purchased Loans;

(b)           all “general intangibles”, “accounts” and “chattel paper” as defined in the UCC relating to or constituting any and all of the foregoing; and

(c)           all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

Sellers hereby pledge all of their respective right, title, and interest in, to and under and grant a first priority Lien on, and security interest in the Waterfall Account and all amounts from time to time on deposit in the Waterfall Account, to Buyer to secure the payment and performance of all other amounts or obligations owing to Buyer pursuant to this Agreement and the other Transaction Documents.

Buyer’s security interest in the Collateral shall terminate only upon termination of Sellers’ obligations under this Agreement and the documents delivered in connection herewith and therewith; provided, that notwithstanding the foregoing, Buyer’s security interest in the Collateral related to any Purchased Loans repurchased by the applicable Seller pursuant to Section 3(d) shall terminate simultaneously with such repurchase.  Upon such termination, Buyer shall return the Collateral to Sellers and shall, following a request therefor from Sellers, deliver to Sellers such UCC termination statements and other release documents as Sellers shall have requested and as may be commercially reasonable.  For purposes of the grant of the security interest pursuant to this Section 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”).  Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York.  In furtherance of the foregoing, (a) Buyer, at Sellers’ sole joint and several cost and expense, shall cause to be filed in such locations as may be reasonably necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Sellers upon completion thereof, and (b) Sellers shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder).

7.	PAYMENT, TRANSFER AND CUSTODY

(a)           On the Purchase Date for each Transaction, ownership of the Purchased Loans shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price from Buyer to an account of the applicable Seller specified in writing by such Seller relating to such Transaction.

(b)           On or before each Purchase Date for any Eligible Loan that the applicable Seller proposes to sell to Buyer hereunder, such Seller shall deliver or cause to be delivered to Custodian (with an electronic copy to Buyer) a fully completed and signed Custodial Delivery in the form of Exhibit III together with all attachments and schedules thereto and the Purchased Loan File, and in respect thereof, Custodian shall have delivered to Buyer a Trust Receipt; provided, that notwithstanding the foregoing, upon request of such Seller, Buyer in its sole good faith discretion may elect to permit such Seller to deliver or cause to be delivered to Custodian (with an electronic copy to Buyer) such fully completed and signed Custodial Delivery, together with all attachments and schedules thereto, by not later than the third (3rd) Business Day after the related Purchase Date so long as such Seller causes an Acceptable Attorney to deliver to Buyer and the Custodian an Attorney’s Bailee Letter on or prior to such related Purchase Date; provided, further, that if, in respect of any Purchased Loan as to which such Seller has delivered to Custodian (with an electronic copy to Buyer) the Custodial Delivery after the Purchase Date therefor, Buyer may, in its sole good faith discretion, declare the “Repurchase Date” for such Purchased Loan to have occurred if, as of five (5) Business Days after the applicable Purchase Date, Custodian has not delivered to Buyer an acceptable Trust Receipt.  For the purposes of this Agreement, the Purchased Loan File shall include the following documents (collectively, together with any additional documents delivered pursuant to Section 7(c), the “Purchased Loan File”):

(i)          the original Mortgage Note bearing all intervening endorsements;

(ii)         an original or copy of any loan agreement and any guarantee executed in connection with the Mortgage Note;

(iii)        an original or copy of the Mortgage with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

(iv)       originals or copies of all assumption, modification, consolidation or extension agreements with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

(v)        an original of the Assignment Documents in Blank;

(vi)       originals or copies of all intervening assignments of mortgage with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

(vii)      an original or copy of the attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same (or irrevocable signed pro forma policy);

(viii)     an original or copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Loan;

(ix)        an original or copy of the assignment of leases and rents, if any, with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

(x)         originals or copies of all intervening assignments of assignment of leases and rents, if any, or copies thereof, with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

(xi)        a copy of the UCC financing statements and all necessary UCC continuation statements with evidence of filing or submission for filing thereon, and UCC assignments prepared by the applicable Seller in blank, which UCC assignments shall be in form and substance acceptable for filing;

(xii)       an environmental indemnity agreement (if any);

(xiii)      a closing settlement statement executed by Mortgagor;

(xiv)      Mortgagor’s certificate or title affidavit (if any) to the extent in the applicable Seller’s possession of in the possession of any Affiliate of such Seller;

(xv)       a survey of the Mortgaged Property as accepted by the title company for issuance of the Title Policy;

(xvi)      originals or copies of all of all legal opinions;

(xvii)     originals or copies of assignment of interest rate protection agreements;

(xviii)    originals or copies of any assignment of permits, contracts and agreements; and

(xix)       originals or copies of any other material loan documents, including, but not limited to, any post-closing agreements or side letters.

(c)           From time to time, Sellers shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time in accordance with the Custodial Agreement and such additional documents shall be deemed part of the Purchased Loan File.  With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the applicable Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, such Seller shall deliver to Buyer a true copy thereof.  The applicable Seller shall deliver or cause to be delivered such original documents to the Custodian promptly when they are received.

(d)           The Purchased Loan File shall be maintained in accordance with the Custodial Agreement.  Any document that is part of the Purchased Loan File that is not delivered to Buyer or its designee (including the Custodian) shall be held in trust by the applicable Seller or its designee for the benefit of Buyer as the owner thereof.  The applicable Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan File not delivered to Buyer or its designee.  The possession of the Purchased Loan File by the applicable Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by such Seller or its designee is in a custodial capacity only.  The books and records (including, without limitation, any computer records or tapes) of the applicable Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer.  The applicable Seller or its designee (including the Custodian) shall release its custody of the Purchased Loan File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Loans, is in connection with a repurchase of any Purchased Loan by the applicable Seller or as otherwise required by law. Upon the repurchase of any Purchased Loan pursuant to this Agreement or the payment in full of such Purchased Loan, as applicable, in either case which shall be evidenced by the Custodian’s receipt of a request for release in the form set forth in the Custodial

Agreement, Buyer and Custodian shall promptly release the related Purchased Loan File to the applicable Seller or its designee.

(e)           With respect to all of the Purchased Loans delivered by Sellers to Buyer or its designee (including the Custodian), each Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V irrevocably, and coupled with an interest, appointing Buyer its attorney-in-fact with full power to (i) at any time that an Event of Default is not then continuing, take such actions as Buyer believes to be reasonably necessary to preserve and protect the Purchased Loans or to preserve and protect Buyer’s interests in the Purchased Loans and the perfection and priority thereof; provided that Buyer may not, pursuant to this clause (i), use such power of attorney to register or record the Purchased Loans in Buyer’s name or in the name of Buyer’s nominee, and (ii) at any time during the continuance of any Event of Default, (A) complete and record the Assignment of Mortgage, (B) complete the endorsement of the Mortgage Note and (C), take such other steps as may be reasonably necessary or desirable to preserve, protect and enforce Buyer’s rights against such Purchased Loans and the related Purchased Loan Files and the Servicing Records and to preserve and protect the perfection and priority of Buyer’s interests in the Purchased Loans.  Buyer shall promptly notify the applicable Seller in the event Buyer takes any action under clause (i) of the foregoing sentence in respect of the power of attorney.

(f)           Unless an Event of Default shall have occurred and be continuing, Buyer shall exercise all voting and corporate rights with respect to the Purchased Loans in accordance with the applicable Seller’s written instructions; provided, however, that Buyer shall not be required to follow such Seller’s instructions concerning any vote or corporate right if doing so would, in Buyer’s reasonable business judgment, be inconsistent with or result in any violation of any provision of the Transaction Documents or any Requirement of Law.  Upon the occurrence and during the continuation of an Event of Default, Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Loans without regard to the applicable Seller’s instructions.

8.	SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS

(a)           Title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Loans, subject however, to the terms of this Agreement.  Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Loans; provided that (i) unless an Event of Default has occurred and is continuing, Buyer may only engage in repurchase transactions or sell, transfer, pledge, repledge, hypothecate, or rehypothecate the Purchased Loans to Qualified Transferee that is not a Prohibited Transferee or an Affiliate of a Prohibited Transferee, and (ii) no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to the applicable Seller on the Repurchase Date of such Purchased Loan or any Early Repurchase Date for such Purchased Loan, pursuant to Section 3(d) or of Buyer’s obligation to apply Income pursuant to Section 5.  In connection with any repurchase transactions or sale, transfer, pledge, repledge, hypothecation, or rehypothecation of the Purchased Loans under this Section 8(a), Buyer may request in writing that the applicable Seller certify within five (5) Business Days that a proposed counterparty is or is not an Affiliate of a Prohibited Transferee; provided that if such Seller does not provide its certification within such time period, such counterparty shall be deemed to not be a Prohibited Transferee and Buyer may proceed with such repurchase transactions or sale, transfer, pledge, repledge, hypothecation, or rehypothecation of the Purchased Loans under this Section 8(a).  Sellers shall not be responsible for any costs incurred by Buyer in connection with a transaction entered into pursuant to this Section 8 (including any expenses of the Custodian).

(b)           Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Loans transferred to Buyer by Sellers.  Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Loan shall remain in the custody of Sellers or any Affiliate of Sellers.

9.	INTENTIONALLY OMITTED

10.	REPRESENTATIONS

Each Seller represents and warrants to Buyer that as of the A&R Closing Date, as of the Purchase Date for the purchase of any Eligible Loan by Buyer from either Seller and any Transaction thereunder, as of any Future Funding Date and at all times while this Agreement and any Transaction hereunder is in full force and effect:

(a)           Organization; Power.  Such Seller is duly formed, validly existing and in good standing under the laws and regulations of the state of such Seller’s formation and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of such Seller’s business, except where the failure to maintain such licensing or qualification is not reasonably likely to have a Material Adverse Effect.  Such Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(b)           Authorization.  Such Seller is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance. Such Seller will engage in such Transactions as principal.  The person signing this Agreement on behalf of such Seller is duly authorized to do so on such Seller’s behalf.  Such Seller has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect.

(c)           Due Execution; Enforceability.  The Transaction Documents have been or will be duly executed and delivered by Such Seller.  The Transaction Documents constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(d)           Non-Contravention.  Neither the execution and delivery of the Transaction Documents, nor consummation by such Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by such Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms or provisions of (i) the organizational documents of such Seller, (ii) any contractual obligation to which such Seller is now a party or the rights under which have been assigned to such Seller or the obligations under which have been assumed by such Seller or to which the assets of such Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of such Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to such Seller, or (iv) any applicable Requirement of Law, in the case of clause (ii) above, to the extent that such conflict or breach would have a Material Adverse Effect.  Such Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Loans and for the performance of its obligations under the Transaction Documents.

(e)           Litigation; Requirements of Law.  Except as disclosed in writing to Buyer, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of such Seller, threatened against such Seller or any of its assets, which is reasonably likely to have a Material Adverse Effect.  Such Seller is in compliance in all material respects with all Requirements of Law.  Such Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(f)            No Broker.  Such Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Loans to Buyer pursuant to any of the Transaction Documents.

(g)           Good Title to Purchased Loans.  Immediately prior to the purchase of any Purchased Loans by Buyer from such Seller, such Purchased Loans are free and clear of any Lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(1) of the UCC) (or any such Lien, encumbrance or impediment to transfer will be released simultaneously with such purchase), and such Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Loans to Buyer and, upon transfer of such Purchased Loans to Buyer, Buyer shall be the owner of such Purchased Loans free of any adverse claim, subject to the rights of such Seller pursuant to the terms of this Agreement and of any Servicer pursuant to the terms of the applicable Servicing Agreement.  In the event the related Transaction is recharacterized as a secured financing of the Purchased Loans, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of such Seller in, to and under the Collateral and Buyer shall have a valid, perfected first priority security interest in the Purchased Loans.

(h)           No Default.  No Default or Event of Default exists under or with respect to the Transaction Documents that has not been disclosed to Buyer.

(i)            Representations and Warranties Regarding Purchased Loans; Delivery of Purchased Loan File.  Such Seller represents and warrants to Buyer that each Purchased Loan sold in a Transaction hereunder by such Seller, as of the related Purchase Date for such Transaction and as of any Business Day thereafter, conforms to the applicable representations and warranties set forth in Exhibit VI in all material respects, except as disclosed to Buyer in writing.  With respect to each Purchased Loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Purchased Loan have been delivered to Buyer or the Custodian on its behalf (or shall be delivered in accordance with the time periods set forth herein).

(j)            Adequate Capitalization; No Fraudulent Transfer.  Such Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.  Such Seller is generally able to pay, and as of the A&R Closing Date is paying, its debts as they come due.  Such Seller is Solvent.  Such Seller does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash anticipated to be received by it and the timing of the amounts of cash anticipated to be payable on or in respect of its debt.  Such Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with actual intent to hinder, delay or defraud any creditor.

(k)           Consents.  No consent, approval or other action of, or filing by such Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

(l)            Members.  Such Seller does not have any members other than Pledgor.  Guarantor is the indirect owner of 100% of the membership interests of such Seller and Pledgor.

(m)          Organizational Documents.  Such Seller has delivered to Buyer certified copies of its certificate of formation and limited liability company operating agreement, which constitute all of its organizational documents, together with all amendments thereto, if any.

(n)           No Encumbrances.  Except to the extent expressly set forth in this Agreement, there are (i) no outstanding rights, options, warrants or agreements on the part of such Seller for a purchase, sale or issuance, in connection with the Purchased Loans, (ii) no agreements on the part of such Seller to issue, sell or distribute the Purchased Loans, and (iii) no obligations on the part of such Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Purchased Loans.

(o)           Federal Regulations.  None of QRS Seller, TRS Seller, Guarantor or Pledgor is required to register as an “investment company” or is a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)           Taxes.  QRS Seller, TRS Seller, Guarantor and Pledgor have filed or caused to be filed all required U.S. federal and other material tax returns and have paid all Taxes imposed on them and any of their assets by any Governmental Authority except for any Taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.  No Tax liens have been filed against any of its or its respective assets and no claims have been asserted in writing with respect to any such Taxes, fees or other charges.

(q)           ERISA.  None of QRS Seller, TRS Seller, Guarantor or Pledgor nor any ERISA Affiliate maintains any Plans and none of QRS Seller, TRS Seller, Guarantor or Pledgor nor any ERISA Affiliate makes or has any obligation to make any contributions to, or otherwise has any liability with respect to any Plans or any Multiemployer Plans.

(r)            Judgments/Bankruptcy.  Except as disclosed in writing to Buyer, there are no judgments against QRS Seller, TRS Seller, Guarantor or Pledgor unsatisfied of record or docketed in any court located in the United States of America.  No Act of Insolvency has ever occurred with respect to QRS Seller, TRS Seller, Guarantor or Pledgor.

(s)           Full and Accurate Disclosure.  No information contained in the Transaction Documents, or any written statement prepared and delivered by QRS Seller, TRS Seller, Guarantor or Pledgor pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact, when taken together with all other information delivered by QRS Seller, TRS Seller, Guarantor and Pledgor, necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided, that with regard to any certification relating to financial prospects, forecasts, budgets and other forward looking information, such Seller represents hereby that such information was prepared in a good faith based on assumptions believed by such Seller to be reasonable at the time made and, to the extent that such Seller is actually aware of information which would impact such certifications, the accuracy of any such assumptions or the reasonableness of any belief in any such assumptions, such Seller has informed Buyer of such information in writing.

(t)            Financial Information.  All financial data concerning QRS Seller, TRS Seller, Guarantor and Pledgor that has been delivered by or on behalf of such Seller to Buyer is true, complete and correct in all material respects and has been prepared in accordance with GAAP.  To the actual knowledge of such Seller, all financial data concerning the Purchased Loans that has been delivered by or on behalf of such Seller to Buyer is true, complete and correct in all material respects.  Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of QRS Seller, TRS Seller, Guarantor and Pledgor or in the operations of QRS Seller, TRS Seller, Guarantor and Pledgor or, to the actual knowledge of such Seller, the financial position of the Purchased Loans, which change is reasonably likely to have in a Material Adverse Effect.

(u)           Notice Address; Jurisdiction of Organization.  On the A&R Closing Date, such Seller’s address for notices and jurisdiction of organization is located at the address set forth in Annex I.  The location where such Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address.

(v)           Prohibited Person.  None of the funds or other assets of QRS Seller, TRS Seller, Guarantor or Pledgor constitute property of, or are beneficially owned, directly or indirectly, by a Prohibited Person with the result that the investment in QRS Seller, TRS Seller, Guarantor or Pledgor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement by Buyer is in violation of law.  No Prohibited Person has any interest of any nature whatsoever in QRS Seller, TRS Seller, Guarantor or Pledgor, as applicable, with the result that the investment in QRS Seller, TRS Seller, Guarantor or Pledgor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law.  None of the funds of QRS Seller, TRS Seller, Guarantor or Pledgor, as applicable, have been derived from any unlawful activity with the result that the investment in QRS Seller, TRS Seller, Guarantor or Pledgor, as applicable (whether directly or indirectly), is prohibited by law or the entering into this Agreement is in violation of law. None of QRS Seller, TRS Seller, Guarantor or Pledgor or any of their Affiliates has conducted or will conduct any business or has engaged or will engage in any transaction dealing with any Prohibited Person in violation of applicable laws.  None of QRS Seller, TRS Seller, Guarantor or Pledgor is a Prohibited Person.

11.	NEGATIVE COVENANTS OF SELLERS

On and as of the A&R Closing Date and until this Agreement is no longer in force with respect to any Transaction, without the prior written consent of Buyer:

(a)           Sellers shall not take any action which would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Loans.

(b)           Sellers shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Loans (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Loans (or any of them) with any Person other than Buyer, unless and until such Purchased Loans are repurchased by Seller in accordance with this Agreement.

(c)           Sellers shall not create, incur or permit to exist any Lien in or on the Purchased Loans, except as described in Section 6.

(d)           Sellers shall not create, incur or permit to exist any Lien, encumbrance or security interest in or on any of the other Collateral subject to the security interest granted by Sellers pursuant to Section 6.

(e)           Sellers shall not modify or terminate any of the organizational documents of Sellers.

(f)            In respect of any Purchased Loan, Sellers shall not consent or assent to any modification of any related Purchased Loan Document or any other related note, loan agreement, mortgage, security agreement, credit enhancement, guaranty or other material agreement, document or instrument (each, a “Subject Document”); provided that, so long as no “event of default” (however defined) has occurred and is continuing with respect to such Purchased Loan and so long as no Event of Default has occurred and is continuing hereunder, (i) the applicable Seller may, without the prior written consent of Buyer, consent or assent to any modification of any Subject Document if such modification is not a Material Modification, and (ii) with respect to any Material Modification, (A) to the extent that a Subject Document expressly provides a particular decision making standard that the lender under such Subject Document is required to adhere to in respect of such Material Modification, Buyer agrees that it shall determine whether or not to provide approval for such Material Modification utilizing such standard, (B) to the extent that a Subject Document does not expressly provide a particular decision making standard that the lender under such Subject Document is required to adhere to in respect of such Material Modification, Buyer may determine whether or not to provide approval for such Material Modification in its sole discretion.

(g)           Sellers shall not admit any additional members in Sellers, except with respect to any springing member or Independent Manager contemplated by the Transaction Documents;

(h)           Sellers shall not, after the occurrence and during the continuation of an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Sellers, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Sellers; or

(i)            Sellers shall not agree to waive any event of default or to extend the cure period for a failure or breach of any covenant or agreement by a Servicer under any Servicing Agreement.

12.	AFFIRMATIVE COVENANTS OF SELLERS

On and as of the A&R Closing Date and until this Agreement is no longer in force with respect to any Transaction:

(a)           Promptly after obtaining actual knowledge thereof, Sellers shall promptly notify Buyer of any change in their respective business operations and/or financial condition that would be reasonably likely to have a Material Adverse Effect.

(b)           Sellers shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10.

(c)           Sellers (i) shall defend the right, title and interest of Buyer in and to the Collateral against, and take such other action as is necessary to remove, the Liens of all Persons (other than security interests by or through Buyer) and (ii) shall, at Buyer’s reasonable request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Loans subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d)           Sellers shall notify (i) Buyer of the occurrence of any Default or Event of Default with respect to either Seller, and (ii) the Depository of the occurrence of any Event of Default with respect to either Seller, in each case, as soon as possible but in no event later than two (2) Business Days after obtaining actual knowledge of such event.

(e)           Sellers shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Buyer (i) any written notice of the occurrence of an “event of default” (however defined) received by either Seller pursuant to the Purchased Loan Documents and (ii) any other information with respect to the Purchased Loans in either Seller’s possession, any Affiliate of either Seller’s possession, or obtainable by either Seller without commercially unreasonable effort or expense as may be reasonably requested by Buyer from time to time.

(f)            Sellers will permit Buyer to inspect Sellers’ records with respect to the Collateral and the conduct and operation of their respective business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Sellers, and if no such confidentiality agreement then exists between Buyer and Sellers, Buyer and Sellers shall act in accordance with customary market standards regarding confidentiality.  Buyer shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Sellers’ business related to the Purchased Loans.

(g)           At any time from time to time upon the reasonable request of Buyer, at the sole joint and several expense of Sellers, Sellers will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may reasonably request).  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Buyer or Custodian, duly endorsed in blank, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith.

(h)           Sellers shall provide Buyer with the following financial and reporting information:

(i)          within fifteen (15) days after the last day of each calendar month, a Monthly Reporting Package;

(ii)         within forty-five (45) days after the last day of each of the first three fiscal quarters in any fiscal year, a Quarterly Reporting Package;

(iii)        within one-hundred-twenty (120) days after the last day of its fiscal year, an Annual Reporting Package;

(iv)       promptly and in any event within two (2) Business Days of either Seller’s actual knowledge, (a) notice of material events in respect of QRS Seller, TRS Seller, Guarantor, Pledgor, Manager or REIT, any Mortgagor in respect of any Purchased Loan, any Purchased Loan or the Mortgaged Property collateralizing any Purchased Loan, (b) notice of any Credit Event, and (c) notice of any Material Default or “event of default” (however defined) under any Purchased Loan;

(v)        promptly and in any event within two (2) Business Days of either Seller’s actual knowledge, to the extent that there exists a mezzanine loan related to a Purchased Loan, (a) notice of any material events in respect of such mezzanine loan or the related mezzanine loan borrower, (b) notice of any default or “event of default” (however defined) under any related mezzanine loan documentation, (c) notice of any default or “event of default” (however defined) under any intercreditor documentation relating to such mezzanine loan and the applicable Purchased Loan;

(vi)       promptly and in any event within one (1) Business Day of either Seller’s actual knowledge, (A) notice of any Default or Event of Default under any Transaction Document, and (B) notice of any default on the part of Guarantor under any indebtedness which could give rise to an Event of Default;

(vii)      upon Buyer’s request;

(A)
a listing of any changes in Purchased Loan related hedging transactions with hedge counterparties or hedging transactions with hedge counterparties in respect of the facility established pursuant to the Transaction Documents, setting forth the names of the hedge counterparties and the material terms of each such hedging transaction, delivered within ten (10) days after Buyer’s request;

(B)	copies of QRS Seller’s, TRS Seller’s and Guarantor’s Federal Income Tax returns, if any, delivered within thirty (30) days after the earlier of (x) filing, or (y) the last filing extension period; and

(C)
such other information regarding the financial condition, operations or business of QRS Seller, TRS Seller, Guarantor, Pledgor, REIT, or any Mortgagor in respect of any Purchased Loan as Buyer may reasonably request;

(viii)     within twenty (20) Business Days of Buyer’s request, an Appraisal relating to any Mortgaged Property collateralizing any Purchased Loan; provided, that so long as no Event of Default has occurred and is continuing, Buyer’s requests under this clause (viii) shall be limited to one (1) request for each Purchased Loan in any twelve (12) month period;

(ix)        upon reasonable notice, such other reports reasonably requested by Buyer with respect to any Purchased Loan, to the extent available to Sellers pursuant to the Purchased Loan Documents related to such Purchased Loan; and

(x)         within five (5) Business Days after service of process or either Seller’s knowledge thereof, notice of the commencement, or threat in writing of, any action, suit, proceeding, investigation or arbitration involving QRS Seller, TRS Seller, Guarantor or Pledgor or assets thereof or any judgment in any action, suit, proceeding, investigation or arbitration involving QRS Seller, TRS Seller, Guarantor or Pledgor or assets thereof, which in any of the foregoing cases (i) relates to any Purchased Loan, (ii) questions or challenges the validity or enforceability of any Transaction or Transaction Document, (iii) makes a claim or claims against QRS Seller, TRS Seller or Pledgor in an aggregate amount in excess of $250,000 or makes a claim against Guarantor in an aggregate amount in excess of $20,000,000 or (iv) that, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(i)            Sellers shall at all times (x) comply with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Sellers or any of their respective assets and (y) do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect their respective legal existence, and all licenses material to its business, except in each case to the extent non-compliance or the failure to maintain would not be reasonably likely to result in a Material Adverse Effect.

(j)            Sellers shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(k)           Sellers shall observe, perform and satisfy all the terms, provisions and covenants required to be observed, performed or satisfied by Sellers, and shall pay when due all costs, fees and expenses required to be paid by Sellers, under the Transaction Documents.  Sellers shall pay and discharge all Taxes, levies, liens and other charges on their respective assets and on the Collateral that, in each case, would create any Lien upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided, in all material respects, in accordance with GAAP.

(l)            Sellers will maintain records with respect to the Collateral and the conduct and operation of their respective business with no less a degree of prudence than if the Collateral were held by Sellers for their respective own account.

(m)          Sellers shall provide Buyer with reasonable access to any operating statements, occupancy status and other property level information, each with respect to each Mortgaged Property, and any such additional reports (in each case, to the extent readily obtainable by Sellers or in Servicer’s possession) as Buyer may reasonably request.

(n)           With respect to each Future Funding Loan, the applicable Seller shall satisfy all future funding obligations for each such Future Funding Loan to the extent required pursuant to the applicable Purchased Loan Documents.

13.	SINGLE-PURPOSE ENTITY

Each Seller hereby represents and warrants to Buyer, and covenants with Buyer, that as of the A&R Closing Date and so long as any of the Transaction Documents shall remain in effect:

(a)           It is and intends to remain Solvent and it has paid and will pay its debts and liabilities (including allocated employment and overhead expenses) from its own assets as the same shall become due.

(b)           It has complied and will comply with the provisions of its organizational documents.

(c)           It has done or caused to be done and will, to the extent under its control, do all things necessary to observe corporate formalities and to preserve its existence.

(d)           It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its members and any other Person (except, in each case, to the extent consolidation is permitted under GAAP or as a matter of law), and, to the extent required by law, it will timely (i) file its own Tax returns, if any (except, for the avoidance of doubt, if such Seller is included as part of a consolidated, unitary, combined or similar tax return and not so obligated to file, or if such Seller is disregarded as a separate entity for applicable tax purposes), and (ii) pay any Taxes required to be paid by it under applicable law.

(e)           It has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other, shall maintain and utilize separate stationery, invoices and checks, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate.

(f)            It has not owned and will not own any property or any other assets other than (i) Purchased Loans, (ii) Eligible Loans that have received internal credit approval from Buyer to be the subject of a Transaction, but have not yet become Purchased Loans on a Purchase Date, (iii) Purchased Loans that are subject to an early repurchase and are promptly conveyed to a third party or any Affiliate (including in connection with a securitization transaction), (iv) its interest under the Transaction Documents, (v) cash, and (vi) all other assets incidental to the organization, acquisition, ownership, financing and disposition of the Purchased Loans.

(g)           It has not engaged and will not engage in any business other than the acquisition, origination, ownership, financing and disposition of Purchased Loans in accordance with the applicable provisions of the Transaction Documents.

(h)           It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates, except upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with Persons other than such Affiliate and except as specifically contemplated in Section 3(q).

(i)            It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Transaction Documents, and (B) unsecured trade payables, in an aggregate amount not to exceed $400,000 at any one time outstanding, incurred in the ordinary course of acquiring, originating, owning, financing and disposing of Purchased Loans; provided that (A) for unsecured trade payables that constitute legal and transaction related fees in connection with the negotiation and entry into the Transaction Documents, no such value limit shall apply, and (B) any and all unsecured trade payables incurred by Sellers shall be paid within 90 days of the date incurred.

(j)            It has not made and will not make any loans or advances to any other Person, except as permitted under this Agreement, and shall not acquire obligations or securities of any member or any Affiliate of any member or any other Person.

(k)           It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l)            It shall not seek its dissolution, liquidation or winding up, in whole or in part, or suffer any Change of Control or consolidation or merger with respect to such Seller.

(m)          It will not commingle its funds and other assets with those of any of its Affiliates or any other Person.

(n)           It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.

(o)           It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

(p)           It shall at all times maintain at least one Independent Manager.  Without the affirmative vote of the Independent Manager, such Seller shall not institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or effect any similar procedure under any similar law, or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of such Seller or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.

(q)           It has no liabilities, contingent or otherwise, other than those normal and incidental to the acquisition, origination, ownership, financing and disposition of Purchased Loans and Eligible Loans pursuant to the Transaction Documents.

(r)            It is formed or organized solely for the purpose of acquiring, originating, owning, financing and disposing of Purchased Loans in accordance with this Agreement, and it does not engage in any business unrelated thereto.

(s)           It shall not maintain any employees.

(t)            It shall not form any Subsidiaries.

(u)           It shall not pledge its assets to secure the obligations of any other Person other than to Buyer pursuant to the Transaction Documents.

14.	EVENTS OF DEFAULT; REMEDIES

(a)            With respect to each Transaction, each of the following clauses in this Section 14(a) shall be an “Event of Default” under this Agreement:

(i)          the applicable Seller fails to repurchase any Purchased Loan upon the applicable Repurchase Date;

(ii)         the applicable Seller fails to cure a Margin Deficit requested to be cured by Buyer in accordance with Section 4;

(iii)        Sellers fail to pay any Concentration Limit Amount in accordance with Section 3(o);

(iv)       a Purchase Price Amortization Amount exists and remains outstanding;

(v)        the applicable Seller fails to pay any amounts payable pursuant to the Fee Agreement (including, without limitation, any Extension Fee, the Make Whole Draw Fee, the Delayed Facility Fee, any Exit Fee, or the Term Amortization Period Fee);

(vi)       an Act of Insolvency occurs with respect to QRS Seller, TRS Seller, Guarantor or Pledgor;

(vii)      QRS Seller, TRS Seller, Guarantor or Pledgor shall admit in writing its inability to, or its intention not to, perform any of its obligations hereunder or under any other agreement to which it is a party;

(viii)     either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Loans, or (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Loans;

(ix)        the failure of either Seller to make any other payment owing to Buyer which has become due, whether by acceleration or otherwise under the terms of this Agreement, the Fee Agreement or any other Transaction Document which failure is not remedied within two (2) Business Days;

(x)         any governmental, regulatory, or self-regulatory authority shall have removed, restricted, suspended or terminated the rights, privileges, or operations of QRS Seller, TRS Seller or Guarantor, which, in each case, has a material impact on such Person’s ability to perform under the Transaction Documents;

(xi)        a Change of Control shall have occurred without the prior written consent of Buyer;

(xii)       any representation made by QRS Seller, TRS Seller, Guarantor or Pledgor in any Transaction Document shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated and such incorrect or untrue representation exists and continues unremedied for ten (10) Business Days after the earlier of receipt of written notice thereof from Buyer or either Seller’s actual knowledge of such incorrect or untrue representation (other than the representations and warranties set forth in Section 10(i) made by the applicable Seller, which shall not be considered an Event of Default if incorrect or untrue in any material respect, provided the applicable Seller did not have actual knowledge that it was materially incorrect or untrue at the time made, and so long as the applicable Seller repurchases the related Purchased Loan on an Early Repurchase Date no later than two (2) Business Days after knowledge of such incorrect or untrue representation and terminates the related Transaction); provided, however, if the circumstances which resulted in such representation being incorrect or untrue can be remedied and provided further that QRS Seller, TRS Seller, Guarantor or Pledgor, as applicable, is diligently working to remedy such circumstances, QRS Seller, TRS Seller, Guarantor or Pledgor, as applicable, shall have an additional five (5) Business Days to pursue such remedy;

(xiii)      (i) Guarantor breaches any of the payment obligations set forth in the Guaranty, (ii) Guarantor shall fail to observe any of the financial covenants set forth in Section 5 of the Guaranty, or (iii) Pledgor breaches any of the payment obligations set forth in the Pledge Agreement;

(xiv)      a final non-appealable judgment by any competent court in the United States of America for the payment of money in an amount greater than $250,000 (in the case of QRS Seller, TRS Seller or Pledgor) or $20,000,000 (in the case of Guarantor) shall have been rendered against QRS Seller, TRS Seller, Guarantor or Pledgor, and remained undischarged or unpaid for a period of thirty (30) days, during which period execution of such judgment is not effectively stayed by bonding over or other means reasonably acceptable to Buyer;

(xv)       QRS Seller, TRS Seller, Guarantor or Pledgor shall have (x) defaulted under any Indebtedness to which it is a party, which default (A) involves the failure to pay a principal amount in excess of $250,000 (in the case of QRS Seller, TRS Seller or Pledgor) or $20,000,000 (in the case of Guarantor), or (B) results in the acceleration of the maturity of such Indebtedness in excess of a principal amount of $250,000 (in the case of QRS Seller, TRS Seller or Pledgor) or $20,000,000 (in the case of Guarantor) by any other party to or beneficiary of such Indebtedness or (y) failed to perform any other material non-payment obligation under such Indebtedness with an asserted damages claim in excess of the limits referenced in clause (x) with respect to QRS Seller, TRS Seller, Guarantor or Pledgor, as applicable; provided, however, with respect to clause (y), that any such default, failure to perform or breach shall not constitute an Event of Default if QRS Seller, TRS Seller, Guarantor or Pledgor cures such default or failure to perform, as the case may be, within the grace notice and/or cure period, if any, provided under the applicable agreement;

(xvi)      either Seller fails to observe or perform in any material respect any other obligation of such Seller under the Repurchase Documents or Purchased Loan Documents to which such Seller is a party, and such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by such Seller; provided, however, in the case of any such failure to observe or perform any obligations that are susceptible to cure but cannot be cured within such five (5) Business Day period through the exercise of reasonable diligence, if such Seller commences such cure within the initial five (5) Business Day period and diligently prosecutes such cure, such five (5) Business Day cure period shall be extended to thirty (30) calendar days, and if at the end of such extended period, Buyer determines that such Seller has diligently prosecuted such cure and continues to diligently prosecute such cure, Buyer may extend the time to cure by up to an additional thirty (30) calendar days; or

(xvii)     either Guarantor or Pledgor fails to observe or perform in any material respect any other obligation of Guarantor or Pledgor, as applicable, under the Transaction Documents to which Guarantor or Pledgor is a party, and such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Guarantor or Pledgor, as applicable; provided, however, in the case of any such failure to observe or perform any obligations that are susceptible to cure but cannot be cured within such five (5) Business Day period through the exercise of reasonable diligence, if Guarantor or Pledgor, as applicable, commences such cure within the initial five (5) Business Day period and diligently prosecutes such cure, such five (5) Business Day cure period shall be extended to thirty (30) calendar days, and if at the end of such extended period, Buyer determines that Guarantor or Pledgor, as applicable, has diligently prosecuted such cure and continues to diligently prosecute such cure, Buyer may extend the time to cure by up to an additional thirty (30) calendar days.

(b)           After the occurrence and during the continuance of an Event of Default, each Seller hereby appoints Buyer as attorney-in-fact of such Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  If an Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer:

(i)          At the option of Buyer, exercised by written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”), Buyer shall have the right to (A) declare the Swingline Availability Period End Date to have occurred, (B) declare the Term Availability Period End Date to have occurred, (C) to declare the Swingline Maturity Date to have occurred, (D) to declare the Term Maturity Date to have occurred and (E) to terminate this Agreement and any of the other Transaction Documents, as determined by Buyer.

(ii)         If Buyer exercises or is deemed to have exercised the option referred to in Section 14(b)(i):

(A)         Sellers’ obligations hereunder to repurchase all Purchased Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date;

(B)          to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the outstanding Purchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or the applicable Seller from time to time pursuant to Section 4 or Section 5 and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Section 14(b)(iii)); and

(C)          the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Loans.

(iii)        Upon the occurrence and during the continuance of an Event of Default, Buyer shall have the right to (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may reasonably deem satisfactory, any or all of the Purchased Loans or (B) in its sole discretion elect, in lieu of selling all or a portion of any or all of the Purchased Loans, give Sellers credit for such Purchased Loans in an amount equal to the market value of such Purchased Loans as determined by Buyer in its sole good faith against the aggregate unpaid Repurchase Price for such Purchased Loans and any other amounts owing by Sellers under the Transaction Documents.  The proceeds of any disposition of Purchased Loans effected pursuant to this Section 14(b)(iii) shall be applied in accordance with Section 5(f).

(iv)        The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid.  In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the Purchased Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner.  Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Loans, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loans on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

(v)        Sellers shall be liable to Buyer, on a joint and several basis, for (A) the amount of all actual out-of-pocket expenses, including third party legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) any other actual loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default.

(vi)       Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer QRS Seller and/or TRS Seller.  Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Loans against all of Sellers’ aggregate obligations to Buyer pursuant to this Agreement, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(vii)      Subject to the notice and grace periods set forth herein, Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof.  All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(viii)     Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives any defenses such Seller might otherwise have to require Buyer to enforce its rights by judicial process.  Each Seller also waives any defense such Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Loans, or from any other election of remedies.  Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(ix)        Upon the designation of any Accelerated Repurchase Date, Buyer may, without prior notice to either Seller, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by either Seller to Buyer or any Affiliate of Buyer against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or any Affiliate of Buyer to either Seller.  Buyer will give written notice to the other party of any set off effected under this Section 14(b)(ix).  If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Section 14(b)(ix) shall be effective to create a charge or other security interest.  This Section 14(b)(ix) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

15.	SINGLE AGREEMENT

Buyer, QRS Seller and TRS Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Buyer, QRS Seller and TRS Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

16.	RECORDING OF COMMUNICATIONS

EACH OF BUYER, QRS SELLER AND TRS SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY.  EACH OF BUYER, QRS SELLER AND TRS SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS.

17.	NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, or (d) by email with proof of delivery to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 17.  A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case of email, upon receipt of confirmation of transmission and delivery, respectively, provided that such telecopied notice or notice sent by email was also delivered as required in this Section 17.  A party receiving a notice which does not comply with the technical requirements for notice under this Section 17 may elect to waive any deficiencies and treat the notice as having been properly given.

18.	ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.	NON-ASSIGNABILITY

(a)           The rights and obligations of Sellers under the Transaction Documents and under any Transaction shall not be assigned by Sellers without the prior written consent of Buyer.

(b)           Buyer shall be entitled to assign its rights and obligations under the Transaction Documents and/or under any Transaction or issue and/or sell participation interests therein to any other Person or issue one or more participation interests with respect to any or all of the Transactions and, in connection therewith, may bifurcate or allocate (i.e. senior/subordinate) amounts due to Buyer; provided, however, that (A) in connection with any assignment, unless an Event of Default has occurred and is continuing, (i) the proposed transferee shall be a Qualified Transferee that is not a Prohibited Transferee or an Affiliate of a Prohibited Transferee, and (ii) Buyer will retain administrative responsibility under the Transaction Documents, and (B) in connection with any issuance or sale of a participation interest, unless an Event of Default has occurred and is continuing, (i) the proposed participant shall be a Qualified Transferee that is not a Prohibited Transferee or an Affiliate of a Prohibited Transferee, (ii) Buyer shall retain control and authority over its rights and obligations under the Transaction Documents and any Transaction, (iii) Sellers shall not be obligated or required to deal directly or indirectly with any Person other than Buyer, and (iv) Sellers shall not be charged for, incur or be required to reimburse Buyer or any other Person for any costs or expense relating to any such participation interest or to pay or reimburse Buyer for any costs that would not have been incurred by Buyer had no participation interests in such Transactions been issued or sold. In connection with any assignment or participation under this Section 19(b), Buyer may request in writing that Sellers certify within five (5) Business Days that a proposed counterparty is or is not an Affiliate of a Prohibited Transferee; provided that if Sellers do not provide their certification within such time period, such counterparty shall be deemed to not be a Prohibited Transferee and Buyer may proceed with such assignment or participation under this Section 19(b).

(c)           Buyer, acting solely for this purpose as an agent of Sellers, shall maintain at one of its offices in the United States, a copy of each such assignment and assumption delivered to it and a register for the recordation of the names and addresses of Buyers, and the amounts (and stated interest) owing to, each Buyer pursuant to the terms hereof from time to time.  The entries in the register shall be conclusive absent manifest error, and Sellers and Buyer shall treat each Person whose name is recorded in the register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement.  The register shall be available for inspection by Sellers and Buyer at any reasonable time and from time to time upon reasonable prior notice.

(d)           If Buyer sells a participation interest pursuant to Section 19(b), it shall, acting solely for this purpose as an agent of Sellers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest herein or obligations under the Transaction Documents, provided, that Buyer shall have no obligation to disclose all or any portion of the register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Transaction Document) to any Person except to Sellers or to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the register shall be conclusive absent manifest error, and Buyer and Sellers shall treat each Person whose name is recorded in the register as the owner of such participation interest for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)           Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.  Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

20.	GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law, without giving effect to the conflict of law principles thereof.

21.	NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.  Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 3(g), Section 3(i), Section 3(j), Section 3(k), Section 3(l), Section 3(m), Section 3(o), Section 3(p), Section 3(s) or Section 4(a) will not constitute a waiver of any right to do so at a later date.

22.	USE OF EMPLOYEE PLAN ASSETS

None of QRS Seller, TRS Seller, Guarantor, or Pledgor are an employee benefit plan (as defined in Section 3(3) of ERISA) or a plan (within the meaning of Section 4975 of the Code) and none of their respective assets are “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA.

23.	INTENT

(a)            The parties intend that:  (i) each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except to the extent the related Transaction has a duration that renders such term inapplicable) and a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code, (ii) payments under this Agreement are deemed “margin payments” or “settlement payments” as defined in Section 741 of the Bankruptcy Code, (iii) the Guaranty, the Pledge Agreement and the grant of a security interest set forth in Section 6, each of which guaranties and/or secures the rights of Buyer hereunder also constitutes a “repurchase agreement” as contemplated by Section 101(47)(A)(v) of the Bankruptcy Code (except to the extent the related Transaction has a duration that renders such term inapplicable) and a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code.  It is further understood that the parties intend that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, as amended, with respect to the Transaction so constituting a “repurchase agreement” or “securities contract”.

(b)            The parties intend that each of Buyer, QRS Seller and TRS Seller is a “repo participant” as that term is defined in Section 101(46) of the Bankruptcy Code and that Buyer is a “financial institution” or “financial participant” as each term is defined in 101(22) and 101(22)(A) of the Bankruptcy Code respectively.

(c)           The parties intend that each party (for so long as such party is a “financial institution”, “financial participant”, “repo participant”, or “master netting participant” or other entity listed in Section 555, 559, 561, 362(b)(6), or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract” and a “master netting agreement”, including (x) the rights set forth in Section 3 and Section 14(b) and in Section 555, 559, and 561 of the Bankruptcy Code to liquidate the Purchased Loans and/or accelerate or terminate this Agreement, and (y) the right to offset or net out termination payments, payment amounts or other transfer obligations and otherwise exercise contractual rights as set forth in Sections 362(b)(6), 362(b)(7), 362(o), and 546 of the Bankruptcy Code.

(d)           Each party hereto hereby further agrees that it shall not challenge the characterization of (i) this Agreement as a “repurchase agreement” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contract” and/or “master netting agreement”, (ii) each party as a “repo participant” within the meaning of the Bankruptcy Code except insofar as, in the case of a “repurchase agreement”, the term of the Transactions, would render such definition inapplicable, or (iii) Buyer as a “financial institution” or “financial participant” within the meaning of the Bankruptcy Code.

(e)           It is understood that either party’s right to accelerate or terminate this Agreement or to liquidate assets delivered to it in connection with the Transactions hereunder pursuant to Section 14 is a contractual right to accelerate, terminate or liquidate this Agreement or the Transactions as described in Sections 555 and 559 of the Bankruptcy Code.  It is further understood and agreed that the parties intend that either party’s right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or the Transactions hereunder is a contractual right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement as described in Section 561 of the Bankruptcy Code.

(f)            The parties agree and acknowledge that if a party hereto is an “insured depository institution”, as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each of the Transactions hereunder is a “qualified financial contract”, as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to the Transactions would render such definition inapplicable).

(g)           It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under the Transactions hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(h)           In light of the intent set forth in this Section 23, each of QRS Seller and TRS Seller agrees that, from time to time upon the written request of Buyer, QRS Seller and TRS Seller will execute and deliver any supplements, modifications, addendums or other documents as may be necessary or desirable, in Buyer’s good faith discretion, in order to cause this Agreement and the Transactions contemplated hereby to qualify for, comply with the provisions of, or otherwise satisfy, maintain or preserve the criteria for safe harbor treatment under the Bankruptcy Code for “repurchase agreements” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contracts” and “master netting agreements”; provided, however, that Buyer’s failure to request, or Buyer’s, QRS Seller’s or TRS Seller’s failure to execute, such supplements, modifications, addendums or other documents does not in any way alter or otherwise change the intention of the parties hereto that this Agreement and the Transactions hereunder constitute “repurchase agreements” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contracts” and/or a “master netting agreement” as such terms are defined in the Bankruptcy Code.

(i)            Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, it is the intention of the parties that, for U.S. Federal, state and local income and franchise tax purposes, the Transactions constitute a loan from Buyer to Sellers, and that Sellers are and, so long as no Event of Default shall have occurred and be continuing, will continue to be, treated as the owner of the Purchased Loans for such purposes.  Unless prohibited by applicable law, Sellers and Buyer (and its assignees and participants, if any) shall treat the Transactions as described in the preceding sentence for all U.S. Federal, state and local income and franchise tax purposes (including, without limitations, on any and all filings with any U.S. Federal, state or local taxing authority) and agree not to take any action inconsistent with such treatment.

24.	DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)           in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (as amended from time to time, the “1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)           in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)           in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

25.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a)           Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, pursuant to, and in accordance with, Section 5-1402 of the General Obligations Law of the State of New York, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b)           To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)            The parties hereby irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein.  The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 25 shall affect the right of Buyer, QRS Seller or TRS Seller to serve legal process in any other manner permitted by law or affect the right of Buyer, QRS Seller or TRS Seller to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(d)           EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.  ANY PARTY HERETO MAY FILE A COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

26.	NO RELIANCE

Each of Buyer, QRS Seller and TRS Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a)           It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b)           It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c)           It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)           It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation; and

(e)           It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

27.	INDEMNITY

Sellers hereby agree to indemnify Buyer and each of its officers, directors, employees and agents (“Indemnified Parties”), on a joint and several basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes, fees, costs, expenses (including reasonable, out-of-pocket third party attorneys fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing (including, without limitation, all Indemnified Amounts with respect to all Purchased Loans that are Future Funding Loans relating to or arising out of any alleged failure by any Seller (or any Affiliate thereof), Buyer or any other Person to fund any future funding obligations under any Future Funding Loan); provided, that Sellers shall not be liable for Indemnified Amounts resulting from the bad faith, gross negligence or willful misconduct of any Indemnified Party and, provided further, that this Section 27 shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from a non-Tax claim.  Without limiting the generality of the foregoing, Sellers agree, on a joint and several basis, to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any violation or alleged violation of any Environmental Law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Buyer’s bad faith, gross negligence or willful misconduct.  In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan, Sellers will, on a joint and several basis, save, indemnify and hold Buyer harmless from and against all actual out-of-pocket expense (including reasonable out-of-pocket third party attorneys’ fees), actual out-of-pocket loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by either Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from either Seller.

28.	DUE DILIGENCE

Sellers acknowledges that, at reasonable times and upon reasonable notice to Sellers, Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Sellers agree that upon reasonable prior written notice to Sellers, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession or under the control of Sellers or any Affiliate of Sellers, any other servicer or subservicer of Sellers and/or the Custodian.  Sellers also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering financial or accounting questions respecting the Purchased Loan Files and the Purchased Loans.  Without limiting the generality of the foregoing, Sellers acknowledge that Buyer may enter into Transactions with Sellers based solely upon the information provided by Sellers to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased

Loans.  Buyer may underwrite such Purchased Loans itself or engage a third party underwriter to perform such underwriting.  Sellers agree to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of Sellers or any Affiliate of Sellers, or in the Servicer’s possession.  Sellers further agree that Sellers shall, on a joint and several basis, reimburse Buyer for any and all actual costs and expenses reasonably incurred by Buyer in connection with Buyer’s activities pursuant to this Section 28 and for Buyer’s actual costs and out-of-pocket expenses incurred in connection with due diligence reviews with respect to Eligible Loans which either Seller proposes to make the subject of a Transaction under this Agreement; provided that so long as no Event of Default has occurred and is continuing, Buyer shall pay for any Appraisals requested by Buyer.

29.	SERVICING

(a)           Sellers and Buyer agree that all Servicing Rights with respect to the Purchased Loans are being transferred hereunder to Buyer on the applicable Purchase Date and such Servicing Rights shall be transferred by Buyer to the applicable Seller upon such applicable Seller’s payment of the Repurchase Price for such applicable Purchased Loan.  Notwithstanding the purchase and sale of the Purchased Loans and Servicing Rights hereby, the applicable Seller or, upon request by the applicable Seller, Servicer, shall be granted a revocable license to exercise the Servicing Rights with respect to the Purchased Loans for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate a Purchased Loan prior to the Repurchase Date pursuant to Section 8, Buyer’s assigns (which license shall be deemed automatically revoked upon the occurrence and during the continuance of an Event of Default).  The applicable Seller shall cause Servicer to service the Purchased Loans pursuant to the Servicing Agreement, in each case, in accordance with Accepted Servicing Practices.  The applicable Seller shall obtain the written consent of Buyer prior to appointing any third party Servicer for a Purchased Loan (other than the Persons pre-approved in the definition of Servicer) or entering into or amending or modifying any Servicing Agreement with a Servicer (other than the entry into the initial Servicing Agreement with Situs Asset Management LLC, as initial Servicer).

(b)           Sellers agree that, upon Buyer’s purchase of each Purchased Loan, Buyer is the owner of all related servicing records, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (collectively, the “Servicing Records”) until the Repurchase Price for such Purchased Loan has been paid to Buyer.  Each Seller covenants to safeguard such Servicing Records which are in such Seller’s possession or in the possession of any Affiliate of such Seller and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request.

(c)           Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Loans on a servicing released basis or (ii) terminate any Servicer of the Purchased Loans with or without cause, in each case without payment of any termination fee.

(d)           Neither Seller shall employ or permit Servicer to employ sub-servicers to service the Purchased Loans without the prior written approval of Buyer in its sole discretion; provided that Servicer may delegate certain administrative functions to third parties without Buyer’s consent.

(e)          The payment of servicing fees under any Servicing Agreement not otherwise paid pursuant to such Servicing Agreement or paid in accordance with this Agreement, shall be solely the obligation of Sellers.

30.	MISCELLANEOUS

(a)           All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement.  In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(b)           The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

(c)           The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d)           Without limiting the rights and remedies of Buyer under the Transaction Documents, Sellers shall, on a joint and several basis, pay Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of outside counsel, incurred in connection with (i) the preparation, documentation, negotiation, execution and consummation of the Transaction Documents and of any Transactions under the Transaction Documentation, (ii) any amendment, restatement, supplement or modification to, the Transaction Documents and any Transactions thereunder, and (iii) any ongoing diligence undertaken in accordance with Section 28 (including expenses of third-party experts engaged in connection therewith).  In connection with Buyer’s due diligence review of each Eligible Loan proposed by a Seller for purchase by Buyer pursuant to Section 3(a), Buyer shall endeavor to keep its fees and expenses of outside counsel at or below $5,000 (it being understood and agreed that notwithstanding the foregoing, Sellers shall nevertheless be liable for Buyer’s reasonable, out-of-pocket fees and expenses of outside counsel in excess of $5,000 should such fees exceed such amount despite Buyer’s intentions).  In addition, Sellers agree, on a joint and several basis, to pay Buyer promptly all out-of-pocket costs and expenses (including actual out-of-pocket costs and expenses for outside counsel) of any subsequent enforcement of any of the provisions hereof or of any Transaction Document, or of the performance by Buyer of any obligations of a Seller in respect of the Purchased Loans, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral or Pledged Collateral and for the custody, care or preservation of the Collateral and Pledged Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise.  In addition, Sellers agree, on a joint and several basis, to pay Buyer promptly all reasonable out-of-pocket costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Waterfall Account and registering the Collateral and/or Pledged Collateral in the name of Buyer or its nominee.  All such expenses shall be recourse obligations of Sellers to Buyer under this Agreement.

(e)            Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)            This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.  This Agreement amends and restates (and as a result, replaces as of the A&R Closing Date) that certain Master Repurchase Agreement dated as of September 30, 2016 by and among QRS Seller, TRS Seller and Buyer.

(g)           The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights.  Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(h)           Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

31.	TAXES

(a)           Any and all payments by or on account of any obligation of Sellers under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Sellers) requires the deduction or withholding of any Tax from any such payment, then Sellers shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by Sellers as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 31) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Sellers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Sellers shall, on a joint and several basis, indemnify Buyer, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 31) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Sellers by Buyer shall be conclusive absent manifest error.

(d)           Buyer shall deliver to Sellers, at the time or times reasonably requested by Sellers, such documentation reasonably requested by Sellers as will enable Sellers to determine whether or not payments hereunder or under any other Transaction Document to or for the benefit of Buyer are subject to tax withholding, backup withholding or information reporting requirements or are eligible for a reduced rate of withholding.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 31(d)(i)-(iii), or 31(e)) shall not be required if, in Buyer’s reasonable judgment, such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.  Without limiting the generality of the foregoing:

(i)          On or prior to the date on which any Buyer that is a U.S. Person becomes a Buyer under this Agreement and prior to the entry in the applicable register of any assignment or participation to a U.S. Person (and from time to time thereafter as required by applicable law or upon the reasonable request of Sellers) Buyer shall deliver to Sellers two (2) executed originals of IRS Form W-9 (or successor forms) certifying that Buyer (and/or such assignee or participant) is exempt from U.S. federal backup withholding tax.

(ii)         On or prior to the date on which any Buyer that is not a U.S. Person becomes a Buyer under this Agreement and prior to the entry in the applicable register of any assignment or participation to any Person that is not a U.S. Person (and from time to time thereafter as required by applicable law or upon the reasonable request of Sellers) Buyer shall, to the extent it is legally entitled to do so, deliver to Sellers two (2) executed originals of  IRS Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (or any successor forms thereof, as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service (including, if applicable, a certification establishing such Person’s eligibility for the portfolio interest exemption under Code Sections 881(c) or 871(h)) certifying as to such Person’s entitlement to exemption from, or reduction in the rate of, withholding Taxes.

(e)           If a payment made to Buyer (or any assignee or participant thereof) under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Person shall deliver to the applicable Seller at the time or times prescribed by law and at such time or times reasonably requested by such Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Seller as may be necessary for such Seller to comply with its obligations under FATCA and to determine that such Person has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 31(e), “FATCA” shall include any amendments made to FATCA after the A&R Closing Date.

(f)            Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Seller in writing of its legal inability to do so.

(g)           If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 31 (including by the payment of additional amounts pursuant to this Section 31), it shall pay to the applicable Seller an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The applicable Seller shall, upon the request of such indemnified party, repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to any Seller pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Sellers or any other Person.

(h)           Each party’s obligations under this Section 31 shall survive any assignment of rights by, or the replacement of, Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

32.	CONFIDENTIALITY

Each party acknowledges that Confidential Information may be delivered from one party hereto (the “Disclosing Party”) to the other party hereto (the “Recipient”) pursuant to this Agreement.  The Recipient of any Confidential Information shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the Disclosing Party.  Each party agrees that it will not disclose or use the Confidential Information of the other party except for the purposes of this Agreement and as authorized herein.  Notwithstanding the foregoing, the Recipient may use or disclose Confidential Information disclosed to it by the Disclosing Party as follows: (i) to Affiliates of such party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such Confidential Information and instructed to keep it confidential, (ii) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by law; provided, that, to the extent permitted by the requesting body, the Recipient provides the Disclosing Party with notice of such requirement prior to any such disclosure and requests that the requesting body afford confidential treatment to the Confidential Information disclosed, (iii) to the extent required to be included in the financial statements of the Recipient or an Affiliate thereof, (iv) to the extent required to exercise any rights or remedies under the Transaction Documents, Purchased Loans or underlying Mortgaged Property collateralizing any Purchased Loan, (v) to the extent required to consummate and administer a Transaction under the Transaction Documentation, (vi) in the event Recipient is legally compelled to disclose pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, and (vii) to any actual or prospective investor, transferee or hedge counterparty that, in each case, agrees to comply with the confidentiality requirements of the Transaction Documentation (including this Section 32) and has signed a confidentiality agreement to that effect incorporating customary terms and conditions; provided that no such disclosure made with respect to any Transaction Document shall include a copy of such Transaction Document to the extent that a summary would suffice, but if it is necessary for a copy of any Transaction Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure (except if the disclosure of such information is necessary for any of the purposes set forth in clauses (i), (ii), (iv), (vi) or (vii) above).  In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party immediately and will take all available steps to terminate the unauthorized use or further unauthorized disclosure of the Confidential Information of the Disclosing Party.  Each Seller agrees to maintain the confidentiality of any information relating to a rate provided by a reference bank (as described in the definition of LIBOR), except (a) to its directors, officers, employees, advisors or affiliates on a confidential and need-to-know basis in connection herewith, (b) as consented to by the applicable reference bank or (c) as required by any Requirement of Law, or as requested or required by an Governmental Authority or regulatory authority or exchange (in which case such Seller agrees to inform the applicable reference bank promptly thereof prior to such disclosure).

33.	JOINT AND SEVERAL OBLIGATIONS

Each Seller shall be jointly and severally liable for the full, complete and punctual performance and satisfaction of all obligations of any Seller under this Agreement and the other Transaction Documents (irrespective of whether or not such obligation is expressly noted by its terms as being a joint and several obligation of Sellers). Accordingly, each Seller waives any and all notice of creation, renewal, extension or accrual of any of the obligations of any Seller under this Agreement and the other Transaction Documents and notice of or proof of reliance by Buyer upon each Seller’s joint and several liability.  Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Seller with respect to the obligations of any Seller under this Agreement and the other Transaction Documents.  When pursuing its rights and remedies hereunder against any Seller, Buyer may, but shall be under no obligation, to pursue such rights and remedies hereunder against any Seller or any other Person or against any collateral security therefor or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from such Seller or any such other Person to realize upon any such collateral security or to exercise any such right of offset, or any release of such Seller or any such other Person or any such collateral security, or right of offset, shall not relieve such Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against such Seller.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA

By:	/S/ Jeffrey Dawkins
	Name:	Jeffrey Dawkins
	Title:	Authorized Person

[Signature Page to Amended &Restated Master Repurchase Agreement]

SELLERS:

KREF LENDING III LLC,
a Delaware limited liability company

By:	/S/ Patrick Mattson
	Name:	Patrick Mattson
	Title:	Authorized Signatory

KREF LENDING III TRS LLC,
a Delaware limited liability company

By:	/S/ Patrick Mattson
	Name:	Patrick Mattson
	Title:	Authorized Signatory

[Signature Page to Amended &Restated Master Repurchase Agreement]

ANNEXES AND EXHIBITS

ANNEX I	Names and Addresses for Communications between Parties
EXHIBIT I-A	Form of Swingline Transaction Confirmation
EXHIBIT I-B	Form of Term Transaction Confirmation
EXHIBIT II	Authorized Representatives of Sellers
EXHIBIT III	Form of Custodial Delivery
EXHIBIT IV	Eligible Loan Due Diligence Checklist
EXHIBIT V	Form of Power of Attorney
EXHIBIT VI	Representations and Warranties Regarding Each Individual Purchased Loan
EXHIBIT VII	Loan Asset Summary Report
EXHIBIT VIII	Form of Transaction Request
EXHIBIT IX	Form of Future Funding Request
EXHIBIT X	Form of Remainder Interest Transfer Notice

ANNEX I

Organization, Names and Addresses for Communications Between Parties

Buyer:

Address:

GOLDMAN SACHS BANK USA
200 West Street, 7th Floor
New York, New York 10282
Attention: Jeffrey Dawkins
Tel: (212) 902-6852
Email: jeffrey.dawkins@gs.com

With additional email notifications to:

Email: gs-refgwarehouse@gs.com
Email: gs-warehouselending@gs.com

And, with respect to deliverables under Section 12(h)(i), 12(h)(ii), 12(h)(iii), additional email notifications to:

Email: gs-warehousecovenants@gs.com

With copies to:

Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710
Attention: Jonathan Arkins
Tel: (212) 836-7403
Email: Jonathan.Arkins@apks.com

Sellers:

Jurisdiction of Organization for QRS Seller and TRS Seller: Delaware

Address for QRS Seller:

KREF LENDING III LLC
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Patrick Mattson
Tel: (212) 519-1656
Email: Patrick.mattson@kkr.com

With copies to:

Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: John A. Cahill, Esq
Tel: (212) 318-6260
Email: johncahill@paulhastings.com

Address for TRS Seller:

KREF LENDING III TRS LLC
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Patrick Mattson
Tel: (212) 519-1656
Email: Patrick.mattson@kkr.com

With copies to:

Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: John A. Cahill, Esq
Tel: (212) 318-6260
Email: johncahill@paulhastings.com

EXHIBIT I-A

CONFIRMATION STATEMENT
FOR SWINGLINE TRANSACTIONS

Ladies and Gentlemen:

GOLDMAN SACHS BANK USA, is pleased to deliver our written CONFIRMATION of our agreement to enter into this SWINGLINE TRANSACTION pursuant to which GOLDMAN SACHS BANK USA shall purchase from you the Purchased Loans identified in the Amended & Restated Master Repurchase Agreement, dated as of November 1, 2017 (the “Agreement”), among GOLDMAN SACHS BANK USA (“Buyer”), KREF LENDING III LLC, a Delaware limited liability company (“QRS Seller”) and KREF LENDING III TRS LLC, a Delaware limited liability company (“TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”) as follows below and on the attached Schedule 1.  Capitalized terms used herein without definition have the meanings given in the Agreement.

Seller:	[KREF LENDING III LLC][ KREF LENDING III TRS LLC]
Purchase Date:	__________, 20__
Purchased Loan:	As identified on attached Schedule 1
Aggregate Principal Amount:	[$_________________]
Repurchase Date:	[______, 20__]
Purchase Price:	[$_________________]
Purchase Price Rate as of the Purchase Date:	[__]%

Maximum Purchase Price Rate:	Period	Maximum Purchase Price Rate
	From [Purchase Date] through to and including [6 MNTH]:	[__]%
	From but excluding [6 MNTH] through to and including [12 MNTH]:	[__]%
	From but excluding [12 MNTH] through to and including [18 MNTH]:	[__]%
	From but excluding [18 MNTH] through to and including [36 MNTH]:	[__]%
	After [36 MNTH]:	0%

Applicable Spread:	Period	Applicable Spread
	From [Purchase Date] through to and including [3 MNTH]:	[__]%

	From but excluding [3 MNTH] through to and including [6 MNTH]:	[__]%
	From but excluding [6 MNTH] through to and including [12 MNTH]:	[__]%
	From but excluding [12 MNTH] through to and including [18 MNTH]:	[__]%
	From but excluding [18 MNTH] through to and including [24 MNTH]:	[__]%
	After [24 MNTH]:	[__]%

Origination Date LTV:	[__]%
Buyer LTV as of the Purchase Date:	[__]%

Buyer LTV Target:	Period	Buyer LTV Target
	From [Purchase Date] through to and including [6 MNTH]:	[__]%
	From but excluding [6 MNTH] through to and including [12 MNTH]:	[__]%
	From but excluding [12 MNTH] through to and including [18 MNTH]:	[__]%
	After [18 MNTH]:	[__]%

Buyer LTV Maximum:	Period	Buyer LTV Maximum
	From [Purchase Date] through to and including [6 MNTH]:	[__]%
	From but excluding [6 MNTH] through to and including [12 MNTH]:	[__]%
	From but excluding [12 MNTH] through to and including [18 MNTH]:	[__]%
	After [18 MNTH]:	[__]%

Governing Agreements:	As identified on attached Schedule 1

Future Funding Eligible Loan:	[YES][NO]

Extension Fee Payment	Extension Fee Payment Date	Extension

Date Schedule:		Fee Rate
	[6 MNTH]	[__]%
	[12 MNTH]	[__]%
	[24 MNTH]	[__]%

Name and address for	Buyer:	GOLDMAN SACHS BANK USA
communications:		200 West Street, 7th Floor
New York, New York 10282
Attention: Jeffrey Dawkins
Tel: (212) 902-6852
Email: jeffrey.dawkins@gs.com

With additional email notifications to:

Email: gs-refgwarehouse@gs.com
Email: gs-warehouselending@gs.com

	Seller:	[KREF LENDING III LLC][ KREF LENDING III TRS LLC]
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Patrick Mattson
Tel: (212) 519-1656
Email: patrick.mattson@kkr.com

GOLDMAN SACHS BANK USA

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

[KREF LENDING III LLC][KREF LENDING III TRS LLC],
a Delaware limited liability company

By:
Name:
Title:

Schedule 1 to Confirmation Statement

Seller:

Purchased Loan:

Governing Agreements:

EXHIBIT I-B

CONFIRMATION STATEMENT
FOR TERM TRANSACTIONS

Ladies and Gentlemen:

GOLDMAN SACHS BANK USA, is pleased to deliver our written CONFIRMATION of our agreement to enter into this TERM TRANSACTION pursuant to which GOLDMAN SACHS BANK USA shall purchase from you the Purchased Loans identified in the Amended & Restated Master Repurchase Agreement, dated as of November 1, 2017 (the “Agreement”), among GOLDMAN SACHS BANK USA (“Buyer”), KREF LENDING III LLC, a Delaware limited liability company (“QRS Seller”) and KREF LENDING III TRS LLC, a Delaware limited liability company (“TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”) as follows below and on the attached Schedule 1.  Capitalized terms used herein without definition have the meanings given in the Agreement.

Seller:	[KREF LENDING III LLC][ KREF LENDING III TRS LLC]
Purchase Date:	__________, 20__
Purchased Loan:	As identified on attached Schedule 1
Aggregate Principal Amount:	[$_________________]
Repurchase Date:	[______, 20__]
Purchase Price:	[$_________________]
Purchase Price Rate as of the Purchase Date:	[__]%
Maximum Purchase Price Rate:	[80] [1] [75]%; as may be reduced on the Term Availability Period End Date in accordance with the definition of “Maximum Purchase Price Rate”.
Applicable Spread (prior to the Term Availability Period End Date):	[__]%
Applicable Spread (on and after the Term Availability Period End Date):	[__]%[2]
Origination Date LTV:	[__]%
Buyer LTV as of the Purchase Date:	[__]%
Buyer LTV Target:	[__]%
Buyer LTV Maximum:	[__]%
Governing Agreements:	As identified on attached Schedule 1
Future Funding Eligible Loan:	[YES][NO]

[1]	80% Maximum Purchase Price Rate applicable only to multifamily property.
[2]	Equals the Applicable Spread (prior to the Term Availability Period End Date) plus 25bps.

Name and address for	Buyer:	GOLDMAN SACHS BANK USA
communications:		200 West Street, 7th Floor
New York, New York 10282
Attention: Jeffrey Dawkins
Tel: (212) 902-6852
Email: jeffrey.dawkins@gs.com

With additional email notifications to:

Email: gs-refgwarehouse@gs.com
Email: gs-warehouselending@gs.com

	Seller:	[KREF LENDING III LLC][ KREF LENDING III TRS LLC]
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Patrick Mattson
Tel: (212) 519-1656
Email: patrick.mattson@kkr.com

GOLDMAN SACHS BANK USA

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

[KREF LENDING III LLC][KREF LENDING III TRS LLC],
a Delaware limited liability company

By:
Name:
Title:

Schedule 1 to Confirmation Statement

Seller:

Purchased Loan:

Governing Agreements:

EXHIBIT II

AUTHORIZED REPRESENTATIVES OF SELLERS

Name	Specimen Signature

Christen (Chris) Lee	/s/ Christen (Chris) Lee

Matthew Salem	/s/ Matthew Salem

Patrick Mattson	/s/ Patrick Mattson

William Miller	/s/ William Miller

EXHIBIT III

FORM OF CUSTODIAL DELIVERY

On this ______ of ________, 20__, [_______________], as [QRS Seller][TRS Seller] under that certain Amended & Restated Master Repurchase Agreement, dated as of November 1, 2017 (the “Repurchase Agreement”) among GOLDMAN SACHS BANK USA (“Buyer”), KREF LENDING III LLC, a Delaware limited liability company (“QRS Seller”) and KREF LENDING III TRS LLC, a Delaware limited liability company (“TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”), does hereby deliver to Wells Fargo Bank, National Association (“Custodian”), as custodian under that certain Custodial Agreement, dated as of September 30, 2016 (the “Custodial Agreement”), among Buyer, Custodian and Sellers, the Purchased Loan Files with respect to the Purchased Loans to be purchased by Buyer pursuant to the Repurchase Agreement, which Purchased Loans are listed on the Purchased Loan Schedule attached hereto and which Purchased Loans shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Purchased Loan Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Purchased Loan Files to ascertain delivery of the documents listed in Section 2.01 to the Custodial Agreement.  The Trust Receipt, once issued, should be sent directly to Buyer at the following address:

GOLDMAN SACHS BANK USA
200 West Street, 7th Floor
New York, New York 10282
Attention: Jeffrey Dawkins
Tel: (212) 902-6852
Email: jeffrey.dawkins@gs.com

With additional email notifications to:

Email: gs-refgwarehouse@gs.com
Email: gs-warehouselending@gs.com

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Repurchase Agreement.

IN WITNESS WHEREOF, [QRS Seller][TRS Seller] has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

[KREF LENDING III LLC][KREF LENDING III TRS LLC],
a Delaware limited liability company

By:
Name:
Title:

Attachment to Custodial Delivery

Purchased Loan Schedule

 [Attached]

EXHIBIT IV

ELIGIBLE LOAN DUE DILIGENCE CHECKLIST

General Information
Asset Summary Report
Site Inspection Report
Maps and Photos

Borrower/Sponsor Information
Credit Reports
Financial Statements & Tax Returns
Borrower Structure or Org Chart
Bankruptcy and Foreclosure History
Know Your Customer Diligence Materials

Property Information
Historical Operating Statements
Rent Rolls
Budget
Insurance Review
Retail Sales Figures
Market Survey

Leasing Information
Stacking Plan
Major Leases
Tenant Estoppels
Standard Lease Forms
SNDA’s

Third Party Reports
Appraisals
Environmental Site Assessments
Engineering Reports
Seismic Reports
Property and Zoning Report

Other Information
Hotel Franchise Compliance Reports
Hotel Franchise Agreement
Hotel Franchise Comfort Letters
Ground Lease
Management Contract

Documentation
Purchase and Sale Agreement
Closing Statement

Legal Binder

EXHIBIT V

FORM OF POWER OF ATTORNEY

Know All Men by These Presents, that [KREF LENDING III LLC][KREF LENDING III TRS LLC] (“Seller”), does hereby appoint GOLDMAN SACHS BANK USA (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes and the Assignments of Mortgages, (ii) the recordation of the Assignments of Mortgages and (iii) the enforcement of Seller’s rights under the Purchased Loans purchased by Buyer pursuant to the Amended & Restated Master Repurchase Agreement dated as of November 1, 2017 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), among Buyer, Seller and [KREF LENDING III LLC][KREF LENDING III TRS LLC], and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Loans, the related Purchased Loan Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Repurchase Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OF FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed as a deed this __ day of ____________, 2017.

[KREF LENDING III LLC] [KREF LENDING III TRS LLC],
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT VI

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED LOAN

With respect to each Purchased Loan and the related Mortgaged Property or Mortgaged Properties, on the related Purchase Date and at all times while this Agreement and any Transaction contemplated hereunder is in effect, Seller shall be deemed to make the following representations and warranties to Buyer as of such date; provided, however, that, with respect to any Purchased Loan, such representations and warranties shall be deemed to be modified by any exceptions hereto contained in Schedule 2 attached to the related Transaction Request delivered by Seller to Buyer prior to the issuance of a Confirmation with respect thereto.

(1)
Whole Loan; Ownership of Purchased Loans.  Each Purchased Loan is an Eligible Loan.  At the time of the sale, transfer and assignment to Buyer, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Purchased Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Purchased Loan.  Seller has full right and authority to sell, assign and transfer each Purchased Loan, and the assignment to Buyer constitutes a legal, valid and binding assignment of such Purchased Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Purchased Loan.

(2)
Loan Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Purchased Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency, one-action or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (a) as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (b) that certain provisions in such Purchased Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance or prepayment fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (a) above) such limitations or unenforceability will not render such Purchased Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (a) and (b) collectively, the “Standard Qualifications”).  Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Purchased Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Purchased Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Purchased Loan Documents.

(3)
Mortgage Provisions.  The Purchased Loan Documents for each Purchased Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Hospitality Provisions.  The Purchased Loan Documents for each Purchased Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable against such franchisor, either directly or as an assignee of the originator.  The Mortgage or related security agreement for each Purchased Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(5)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Purchased Loan File or as otherwise provided in the related Purchased Loan Documents (a) the material terms of such Mortgage, Mortgage Note, guaranty and related Purchased Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect that could have a material adverse effect on Purchased Loan; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the related guarantor nor the related participating Person has been released from its material obligations under the Purchased Loan Documents.  With respect to each Purchased Loan, except as contained in a written document included in the Purchased Loan File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Purchased Loan consented to by Seller.

(6)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each Assignment of Mortgage and assignment of Assignment of Leases to Buyer constitutes a legal, valid and binding assignment to Buyer.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Purchased Loan or allocated loan amount (subject only to Permitted Encumbrances), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to and excepting Permitted Encumbrances) is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a Title Policy (as defined below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Purchased Loan establishes and creates a valid and enforceable lien on property described therein, except as such enforcement may be limited by Standard Qualifications subject to the limitations described in Paragraph (9) below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(7)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Purchased Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Purchased Loan (or with respect to a Purchased Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; and (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; provided that none of which items (a) through (e), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  None of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by Seller thereunder and no claims have been paid thereunder.  Neither Seller, nor to Seller’s knowledge, any other holder of the Purchased Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(8)
Junior Liens.  There are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances).  Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(9)
Assignment of Leases.  There exists as part of the related Purchased Loan File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage).  Subject to the Permitted Encumbrances, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  No Person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the Mortgagee’s interest therein.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Purchased Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(10)
UCC Filings.  Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC-1 financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Purchased Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Purchased Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC-1 financing statements are required in order to effect such perfection.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, of such financing statement to Seller was in suitable form for filing in the filing office in which such financing statement was filed.

(11)
Condition of Property.  Seller or the originator of the Purchased Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Purchased Loan and within twelve months of the Purchase Date.  An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Loan no more than twelve months prior to the Purchase Date.  To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, each related Mortgaged Property was (a) free and clear of any material damage, (b) in good repair and condition and (c) is free of structural defects, except in each case (i) for any damage or deficiencies that would not materially and adversely affect the use, operation or value of such Mortgaged Property as security for the Purchased Loan, (ii) if such repairs have been completed or (iii) if escrows in an aggregate amount consistent with the standards utilized by Seller with respect to similar loans its holds for its own account have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.  Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in clauses (i), (ii) and (iii) above.

(12)
Taxes and Assessments.  All real estate taxes, governmental assessments and other similar outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Purchase Date have become delinquent in respect of each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this Paragraph (12), real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)
Condemnation.  As of the date of origination and to Seller’s knowledge as of the Purchase Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Purchase Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)
Actions Concerning Purchased Loan.  As of the date of origination and to Seller’s knowledge as of the Purchase Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Purchased Loan Documents, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Purchased Loan Documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Purchased Loan or (h) the current principal use of the Mortgaged Property.

(15)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to the Purchased Loan Documents are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Purchased Loan Documents are being conveyed by Seller to Buyer or its servicer.  Any and all requirements under the Purchased Loan Documents as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or the funds so escrowed have not been released.  No other escrow amounts have been released except in accordance with the terms and conditions of the Purchased Loan Documents.

(16)
No Holdbacks.  The principal balance of the Purchased Loan set forth on the Purchased Loan Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Purchased Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursements of any such escrow fund made on or prior to the Purchase Date.

(17)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Purchased Loan Documents and having a claims-paying or financial strength rating of any one of the following:  (i) at least “A-:VII” from A.M. Best Company, Inc., (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Service (collectively, the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Purchased Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Purchased Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) (i) covers a period of not less than 12 months (or with respect to each Purchased Loan on a single asset with a principal balance of $50 million or more, 18 months); (ii) for a Purchased Loan with a principal balance of $50 million or more, contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by a prudent institutional commercial mortgage lender for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (the “SEL”) or the probable maximum loss (the “PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VII” by A.M. Best Company, Inc. or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 150% of the SEL or PML, as applicable.

The Purchased Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Purchased Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the reduction of the outstanding principal balance of such Purchased Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this Paragraph (17) required to be paid as of the Purchase Date have been paid, and such insurance policies name the Mortgagee under the Purchased Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of Buyer.  Each related Purchased Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums and other related expenses, including reasonable attorney’s fees.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(18)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Purchased Loan Documents require the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created or the non-recourse carveout guarantor under the Purchased Loan Documents has indemnified the Mortgagee for any loss suffered in connection therewith.

(19)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination (which may have been a previously existing “as built” survey) and the Title Policy for each Purchased Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Purchased Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No material improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements have been obtained under the Title Policy.

(20)
No Contingent Interest or Equity Participation.  No Purchased Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an anticipated repayment date loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the anticipated repayment date) or an equity participation by Seller.

(21)
REMIC.  The Purchased Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (a) the issue price of the Purchased Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Purchased Loan and (b) either:  (i) such Purchased Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (A) at the date the Purchased Loan was originated at least equal to 80% of the adjusted issue price of the Purchased Loan on such date or (B) at the Purchase Date at least equal to 80% of the adjusted issue price of the Purchased Loan on such date, provided that, for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Purchased Loan and (2) a proportionate amount of any lien that is in parity with the Purchased Loan; or (ii) substantially all of the proceeds of such Purchased Loan were used to acquire, improve or protect the real property which served as the only security for such Purchased Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Purchased Loan was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (i) was modified as a result of the default or reasonably foreseeable default of such Purchased Loan or (ii) satisfies the provisions of either clause (b)(i)(A) above (substituting the date of the last such modification for the date the Purchased Loan was originated) or clause (b)(i)(B), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Purchased Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this Paragraph (21) shall have the same meanings as set forth in the related Treasury Regulations.

(22)
Compliance with Usury Laws.  The interest rate (exclusive of any default interest, late charges, yield maintenance charges, exit fees, or prepayment premiums) of such Purchased Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)
Authorized to do Business.  To the extent required under applicable law, as of the Purchase Date and as of each date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Purchased Loan by Buyer.

(24)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Purchased Loan, and except in connection with a trustee’s sale after a default by the related Mortgagor, no fees are payable to such trustee except for de minimis fees paid.

(25)
Local Law Compliance.  To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Purchased Loan, there are no material violations of applicable laws, zoning ordinances, rules, covenants, building codes, restrictions and land laws (collectively, “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Purchased Loan.  The terms of the Purchased Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)
Licenses and Permits.  Each Mortgagor covenants in the Purchased Loan Documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Purchased Loan Documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(27)
Recourse Obligations.  The Purchased Loan Documents for each Purchased Loan provide that such Purchased Loan is non-recourse to the related parties thereto except that:  (a) the related Mortgagor and a guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) shall be fully liable for losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Purchased Loan Documents, which acts generally include the following:  (i) acts of fraud or intentional material misrepresentation, (ii) misappropriation of rents (following an event of default), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, (iv) intentional misconduct and (v) any breach of the environmental covenants contained in the related Purchased Loan Documents, and (b) the Purchased Loan shall become full recourse to the related Mortgagor and a guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), upon any of the following events:  (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed, consented to, or acquiesced in by the Mortgagor, (ii) Mortgagor and/or its principals shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) upon the transfer of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Purchased Loan Documents.

(28)
Mortgage Releases.  The terms of the related Mortgage or related Purchased Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to the lesser of (i) 115% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Purchased Loan, (b) upon payment in full of such Purchased Loan, (c) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Purchased Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (d) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clause (a) or (d), either:  (i) such release of collateral (A) would not constitute a “significant modification” of the subject Purchased Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (B) would not cause the subject Purchased Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (ii) the Mortgagee or servicer can, in accordance with the related Purchased Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (i).  For purposes of the preceding clause (i), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Purchased Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the provisions governing a REMIC, as defined in Section 860D of the Code (the “REMIC Provisions”).

In the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Purchased Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, awards are not required to be applied to the restoration of the Mortgaged Property or to be released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Purchased Loan.

No such Purchased Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Purchased Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(29)
Financial Reporting and Rent Rolls.  The Purchased Loan Documents for each Purchased Loan require the Mortgagor to provide Mortgagee with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Purchased Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(30)
Acts of Terrorism Exclusion.  With respect to each Purchased Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively, the “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Purchased Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) does not specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Purchased Loan, the related Purchased Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in the TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if the TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Purchased Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Purchased Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Purchased Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Purchased Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Purchased Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Purchased Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Purchased Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Purchased Loan Documents, (iii) transfers that do not result in a change of Control of the related Mortgagor or transfers of passive interests so long as the guarantor retains Control, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Purchased Loan Documents or a Person satisfying specific criteria identified in the related Purchased Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of Paragraph (28) herein, or (vii) to the extent set forth in any Transaction Request delivered by Seller to Buyer prior to the issuance of a Confirmation with respect thereto, by reason of any mezzanine debt that existed at the origination of the related Purchased Loan, or future permitted mezzanine debt in each case as set forth in any Transaction Request delivered by Seller to Buyer prior to the issuance of a Confirmation with respect thereto or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than any Permitted Encumbrances.  The Mortgage or other Purchased Loan Documents provide that to the extent any rating agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.  For purposes of the foregoing representation, “Control” means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

(32)
Single-Purpose Entity.  Each Purchased Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Purchased Loan is outstanding.  Both the Purchased Loan Documents and the organizational documents of the Mortgagor with respect to each Purchased Loan with a principal amount on the Purchase Date of $5 million or more provide that the Mortgagor is a Single-Purpose Entity, and each Purchased Loan with a principal amount on the Purchase Date of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For purposes of this Paragraph (32), a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Purchased Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person, and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)
Defeasance.  With respect to any fixed rate Purchased Loan that, pursuant to the Purchased Loan Documents, can be defeased, (i) the Purchased Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Purchased Loan Documents; (ii) the Purchased Loan cannot be defeased within two years after the closing date of a securitization of such Purchased Loan; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Purchased Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) and if the Purchased Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Purchased Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)
Ground Leases.  For purposes of this Exhibit VI, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Purchased Loan where the Purchased Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
(i) the Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction; (ii) the Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage and (iii) no material change in the terms of the Ground Lease had occurred since its recordation, except by any written instrument which are included in the related Purchased Loan File;

(b)
the lessor under such Ground Lease has agreed in a writing included in the related Purchased Loan File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated, without the prior written consent of the Mortgagee (except termination or cancellation if (i) notice of a default under the Ground Lease is provided to Mortgagee and (ii) such default is curable by Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period), and no such consent has been granted by Seller since the origination of the Purchased Loan except as reflected in any written instruments which are included in the related Purchased Loan File;

(c)
the Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Purchased Loan, or 10 years past the stated maturity if such Purchased Loan fully amortizes by the stated maturity (or with respect to a Purchased Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
the Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non‑disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Purchased Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Purchased Loan and its successors and assigns without the consent of the lessor;

(f)
Seller has not received any written notice of material default under or notice of termination of such Ground Lease and, to Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect;

(g)
the Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
a Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	the Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in Paragraph (34)(k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Purchased Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Purchased Loan, together with any accrued interest;

(k)
in the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Purchased Loan, together with any accrued interest; and

(l)
provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by Seller with respect to the Purchased Loan have been, in all material respects, legal and have met customary industry standards for servicing of similar commercial loans.

(36)
Origination and Underwriting.  The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Purchased Loan have been, in all material respects, legal and as of the date of its origination, such Purchased Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local laws and regulations relating to the origination of such Purchased Loan.  At the time of origination of such Purchased Loan, the origination, due diligence and underwriting performed by or on behalf of Seller in connection with each Purchased Loan complied in all material respects with the terms, conditions and requirements of Seller’s origination, due diligence, underwriting procedures, guidelines and standards for similar commercial and multifamily loans.

(37)
Rent Rolls; Operating Histories.  Seller has obtained a rent roll (other than with respect to hospitality properties) certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Purchased Loan.  Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Purchased Loan.  The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time.

(38)
No Material Default; Payment Record.  No Purchased Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Purchase Date, no Purchased Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Purchased Loan Documents, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or (b), materially and adversely affects the value of the Purchased Loan, or the value, use or operation of the related Mortgaged Property, provided, however, that this Paragraph (38) does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in any exceptions hereto contained in Schedule 2 attached to the related Transaction Request delivered by Seller to Buyer prior to the issuance of a Confirmation with respect thereto.  No person other than the holder of such Purchased Loan may declare any event of default under the Purchased Loan or accelerate any indebtedness under the Purchased Loan Documents.

(39)
Bankruptcy.  As of the date of origination of the related Purchased Loan and to Seller’s knowledge as of the Purchase Date, neither the Mortgaged Property nor any portion thereof is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)
Organization of Mortgagor.  With respect to each Purchased Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Purchased Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  No Purchased Loan has a Mortgagor that is an Affiliate of another Mortgagor.

Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (the “Major Sponsors”).  Seller (a) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies or other insolvencies, any felony convictions, and (b) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that manual public records searches were limited to the last 10 years (clauses (a) and (b) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of Seller, no Major Sponsor or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(41)
Environmental Conditions.  At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property or in a material adverse effect on the value, use or operations of the Mortgaged Property.

A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Purchased Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Purchased Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized “environmental conditions” as such term is defined in ASTM E1527-05 or its successor (the “Environmental Conditions”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Purchase Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-“ (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Service and/or Fitch, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Purchased Loan with respect to which there is an environmental insurance policy (the “Environmental Insurance Policy”), (i) such Environmental Insurance Policy has been issued by the issuer set forth in the related any Transaction Request delivered by Seller to Buyer prior to the issuance of a Confirmation with respect thereto (the “Policy Issuer”) and is effective as of the Purchase Date, (ii) as of origination and to Seller’s knowledge as of the Purchase Date the Environmental Insurance Policy is in full force and effect, there is no deductible and Seller is a named insured under such policy, (iii) (A) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (B) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (1) was required to remediate the identified condition prior to closing the Purchased Loan or provide additional security or establish with the Mortgagee a reserve in an amount deemed to be sufficient by Seller, for the remediation of the problem, and/or (2) agreed in the Purchased Loan Documents to establish an operations and maintenance plan after the closing of the Purchased Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following:  (A) the application for insurance, (B) a Mortgagor questionnaire that was provided to the Policy Issuer, or (C) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Purchased Loan.

(42)
Lease Estoppels.  With respect to each Purchased Loan secured by retail, office or industrial properties, Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the rent roll delivered as of the origination date.  With respect to each Purchased Loan predominantly secured by a retail, office or industrial property leased to a single tenant, Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Purchased Loan, and to Seller’s knowledge, (i) the related lease is in full force and effect and (ii) there exists no default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.  With respect to each Purchased Loan predominantly secured by a retail, office or industrial property, Seller has received lease estoppels executed within 90 days of the origination date of the related Purchased Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property that secure a Purchased Loan that is represented as of the origination date.  To Seller’s knowledge, (i) each lease represented on the rent roll delivered as of the origination date is in full force and effect and (ii) there exists no material default under any such related lease that represents 20% or more of the in-place base rent for the Mortgaged Property either by the lessee thereunder or by the related Mortgagor, subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(43)
Appraisal.  The Purchased Loan File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Purchased Loan origination date, and within 12 months of the Purchase Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute.  Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Purchased Loan.

(44)
Purchased Loan Schedule.  The information pertaining to each Purchased Loan which is set forth in the Purchased Loan Schedule is true and correct in all material respects as of the Purchase Date and contains all information required by the Repurchase Agreement to be contained therein.

(45)	Cross-Collateralization. No Purchased Loan is cross-collateralized or cross-defaulted with any other mortgage loan.

(46)
Advance of Funds by Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Purchased Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Purchased Loan (other than as contemplated by the Purchased Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Purchased Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Purchased Loan, other than contributions made on or prior to the Purchase Date.

(47)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with the Prescribed Laws.  Seller has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including without limitation, the USA PATRIOT ACT of 2001 (collectively, the “Prescribed Laws”), and has conducted the requisite due diligence in connection with the origination of the Purchased Loan for purposes of the Prescribed Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Prescribed Laws.

(48)
OFAC.  (a) No Purchased Loan is (i) subject to nullification pursuant to Executive Order 13224 or the regulations promulgated by the U.S. Department of Treasury, Office of Foreign Assets Control (the “OFAC Regulations”) or (ii) in violation of Executive Order 13224 or the OFAC Regulations, and (b) no Mortgagor is (i) subject to the provisions of Executive Order 13224 or the OFAC Regulations or (ii) listed as a “blocked person” for purposes of the OFAC Regulations.

(49)	Floating Interest Rates. Each Purchased Loan bears interest at a floating rate of interest that is based on LIBOR plus a margin (which interest rate may be subject to a minimum or “floor” rate)

EXHIBIT VII

LOAN ASSET SUMMARY REPORT

[Attached]

[Loan Name]

Loan ID	Alternate Loan # (if any)	Loan Name	ADDRESSES	Loan Amount	P & I Amount	Interest Rate	Closed Date	1st Payment Date	Maturity Date	Borrowers' Names	Law Firm	Attorney's Name

EXHIBIT VIII

FORM OF TRANSACTION REQUEST
TO:	GOLDMAN SACHS BANK USA
200 West Street, 7th Floor
New York, New York 10282
Attention: Jeffrey Dawkins
Tel: (212) 902-6852
Email: jeffrey.dawkins@gs.com

With additional email notifications to:

Email: gs-refgwarehouse@gs.com
Email: gs-warehouselending@gs.com

Ladies and Gentlemen:

Pursuant to Section 3(a) of that certain Amended & Restated Master Repurchase Agreement, dated as of November 1, 2017 (the “Agreement”), among GOLDMAN SACHS BANK USA (“Buyer”), KREF LENDING III LLC (“QRS Seller”) and KREF LENDING III TRS LLC (“TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”), the undersigned Seller hereby requests that Buyer enter into a Transaction with respect to the Eligible Loans set forth on Schedule 1 attached hereto, upon the proposed terms set forth below and subject to the exceptions to the representations and warranties set forth in Exhibit VI to the Agreement which are contained in Schedule 2 attached hereto.  Capitalized terms used herein without definition have the meanings given in the Agreement.

Proposed Transaction Type:	[Swingline Transaction][Term Transaction]
Description of proposed Eligible Loan:	[_________________]
Proposed Purchase Date:	[_________________]
Principal amount of proposed Eligible Loan:	[$________________]
Eligible Property Type collateralizing proposed Eligible Loan:	[Office][Industrial][Multifamily] [Retail] [Hotel] [Mixed Use]
Term of proposed Eligible Loan:	[_________________]
Origination Date LTV of proposed Eligible Loan:	[_________________]
Requested Purchase Price:	[$________________]
Requested Purchase Price Rate applicable to proposed Eligible Loan:	[_________________]
Buyer LTV at purchase assuming payment of requested Purchase Price:	[_________________]
Aggregate outstanding Purchase Price of all [Swingline][Term] Transactions assuming	[$________________]

purchase of the proposed Eligible Loan:

By its delivery hereof, the undersigned Seller hereby represents and warrants that the proposed Eligible Loan is an Eligible Loan, and that, as of the date hereof and as of the proposed Purchase Date, assuming the purchase of the proposed Eligible Loan by Buyer on such proposed Purchase Date for the requested Purchase Price, (A) the [Swingline Availability Period End Date][Term Availability Period End Date] shall not have occurred, (B) no Default or Event of Default under this Agreement shall have occurred and be continuing, (C) no Margin Deficit shall be outstanding, (D) no Concentration Limit Amount shall be outstanding, (E) no  Purchase Price Amortization Amount shall be outstanding, and (F) no other payment obligation shall remain outstanding (including, without limitation, any amounts payable pursuant to the Fee Agreement) unless, in the cases of clauses (C), (D), (E) and (F), the undersigned Seller has requested that such outstanding amounts are netted against the proposed Purchase Price until such outstanding amounts are paid in full.

The undersigned Seller understands and agrees that, in the event Buyer determines to purchase the proposed Eligible Loan, it will pay the Purchase Price therefor [(net of the Purchase Date Draw Fee and Buyer’s costs and expenses pursuant to Section 30(d), which the undersigned Seller hereby authorizes Buyer to net against such Purchase Price)]3 on the proposed Purchase Date to the following account:

 [SPECIFY ACCOUNT FOR PAYMENT]

 [Remainder of page intentionally blank]

[3]	Note: This netting language is to be included unless the applicable Seller intends to pay Purchase Date Draw Fee and expenses separately prior to the proposed Purchase Date.

2

Questions in respect of this Transaction Request may be directed to:

[KREF LENDING III LLC][KREF LENDING III TRS LLC]
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Patrick Mattson
Tel: (212) 519-1656
Email: patrick.mattson@kkr.com

SELLER:

[KREF LENDING III LLC][KREF LENDING III TRS LLC],
a Delaware limited liability company

By:
Name:
Title:

3

Schedule 1 to Transaction Request
(Attachments:  Loan Asset Summary Report and Eligible Loan Due Diligence Checklist)

Eligible Loan:

4

Schedule 2 to Transaction Request
Exceptions to Representations and Warranties Set
Forth on Exhibit VI

5

EXHIBIT IX

FORM OF FUTURE FUNDING REQUEST

TO:	GOLDMAN SACHS BANK USA
200 West Street, 7th Floor
New York, New York 10282
Attention: Jeffrey Dawkins
Tel: (212) 902-6852
Email: jeffrey.dawkins@gs.com

With additional email notifications to:

Email: gs-refgwarehouse@gs.com
Email: gs-warehouselending@gs.com

Ladies and Gentlemen:

Pursuant to Section 3(c) of that certain Amended & Restated Master Repurchase Agreement, dated as of November 1, 2017 (the “Agreement”), among GOLDMAN SACHS BANK USA (“Buyer”), KREF LENDING III LLC (“QRS Seller”) and KREF LENDING III TRS LLC (“TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”), the undersigned Seller hereby requests that Buyer advance Future Funding Purchase Price in respect of the existing Transaction described below, upon the proposed terms set forth below.  Capitalized terms used herein without definition have the meanings given in the Agreement.

Description of existing Transaction to which the proposed Future Funding Purchase Price relates:	[_________________]
Transaction Type:	[Swingline Transaction][Term Transaction]
Proposed Future Funding Date:	[_________________]
Advance of principal made by the undersigned Seller to the Mortgagor under the Future Funding Loan:	[$________________]
Aggregate outstanding principal amount of Transaction:	[$________________]
Requested Future Funding Purchase Amount:	[$________________]
Buyer LTV of Transaction (not giving effect to the requested Future Funding Purchase Amount):	[_________________]
Buyer LTV of Transaction (giving effect to the requested Future Funding Purchase Amount):	[_________________]

Current Buyer LTV Maximum applicable to Transaction:	[_________________]
Aggregate outstanding Purchase Price of all [Swingline][Term] Transactions assuming advance of the requested Future Funding Purchase Amount:	[$________________]

By its delivery hereof, the undersigned Seller hereby represents and warrants that the proposed Eligible Loan is an Eligible Loan, and that, as of the date hereof and as of the proposed Purchase Date, assuming the purchase of the proposed Eligible Loan by Buyer on such proposed Purchase Date for the requested Purchase Price, (A) no Default or Event of Default under this Agreement shall have occurred and be continuing, (B) no Safe Harbor Event shall have occurred, (C) no Margin Deficit shall be outstanding, (D) no Concentration Limit Amount shall be outstanding, (E) no  Purchase Price Amortization Amount shall be outstanding, and (F) no other payment obligation shall remain outstanding (including, without limitation, any amounts payable pursuant to the Fee Agreement) unless, in the cases of clauses (C), (D), (E) and (F), the undersigned Seller has requested that such outstanding amounts are netted against the proposed Purchase Price until such outstanding amounts are paid in full.  Further, the undersigned Seller hereby certifies to Buyer that all conditions precedent set forth in the related Purchased Loan Documents to the funding by such Seller of such future funding advance of principal that underlies this request to advance Future Funding Purchase Price have been satisfied.

The undersigned Seller understands and agrees that, in the event Buyer determines to advance the requested Future Funding Purchase Price, it will pay such Future Funding Purchase Price [(net of the related Future Funding Draw Fee and Buyer’s costs and expenses pursuant to Section 30(d), which the undersigned Seller hereby authorizes Buyer to net against such Future Funding Purchase Price)]4 on the proposed Future Funding Date to the following account:

[SPECIFY ACCOUNT FOR PAYMENT]

 [Remainder of page intentionally blank]

[4]	Note: This netting language is to be included unless the applicable Seller intends to pay Future Funding Draw Fee and expenses separately prior to the proposed Future Funding Date.

2

Questions in respect of this Future Funding Request may be directed to:

[KREF LENDING III LLC][KREF LENDING III TRS LLC]
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Patrick Mattson
Tel: (212) 519-1656
Email: patrick.mattson@kkr.com

SELLER:

[KREF LENDING III LLC][KREF LENDING III TRS LLC],
a Delaware limited liability company

By:
Name:
Title:

3

EXHIBIT X

FORM OF REMAINDER INTEREST TRANSFER NOTICE

TO:	GOLDMAN SACHS BANK USA
200 West Street, 7th Floor
New York, New York 10282
Attention: Jeffrey Dawkins
Tel: (212) 902-6852
Email: jeffrey.dawkins@gs.com

With additional email notifications to:

Email: gs-refgwarehouse@gs.com
Email: gs-warehouselending@gs.com

Ladies and Gentlemen:

Pursuant to Section 3(q) of that certain Amended & Restated Master Repurchase Agreement, dated as of November 1, 2017 (the “Agreement”), among GOLDMAN SACHS BANK USA (“Buyer”), KREF LENDING III LLC (“QRS Seller”) and KREF LENDING III TRS LLC (“TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”), the Sellers hereby give notice that QRS Seller intends to transfer to TRS Seller, and TRS Seller intends to receive and accept from QRS Seller, all of QRS Seller’s Remainder Interests in the Purchased Loan specified below on the intended Remainder Interest Transfer Date. Capitalized terms used herein without definition have the meanings given in the Agreement.

Purchased Loan:	[_________________]
Intended Remainder Interest Transfer Date:	[_________________]

By its delivery hereof, the Sellers hereby represent and warrant that the Purchased Loan is an Eligible Loan, and that, as of the date hereof and as of the intended Remainder Interest Transfer Date, assuming the transfer of such Remainder Interest in such Purchased Loan by QRS Seller on such intended Remainder Interest Transfer Date, each of the conditions precedent set forth in Section 3(q) of the Agreement.

[Remainder of page intentionally blank]

Questions in respect of this Remainder Interest Transfer Notice may be directed to:

KREF LENDING III LLC
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Patrick Mattson
Tel: (212) 519-1656
Email: patrick.mattson@kkr.com

SELLERS:

KREF LENDING III LLC,
a Delaware limited liability company

By:
Name:
Title:

KREF LENDING III TRS LLC,
a Delaware limited liability company

By:
Name:
Title:

2